UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_______________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-16(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Citizens, Inc.

NOTICE OF 2025 ANNUAL MEETING
AND
PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are cordially invited to attend our 2025 Annual Meeting of Shareholders ("Annual Meeting").

WHEN: Tuesday, June 17, 2025 10:00 a.m., Central Time	WHERE: Citizens, Inc. Headquarters 11815 Alterra Parkway, Suite 1500 Austin, Texas 78758
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at www.envisionreports.com/cia

ITEMS OF BUSINESS:

The Annual Meeting is being held for the following purposes:

(1)    To elect each of the 8 director nominees identified in the accompanying Proxy Statement to the Citizens, Inc. Board of Directors;

(2)    To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2025; and

(3)    To approve, on a non-binding advisory basis, executive compensation (“Say-on-Pay”).

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

RECORD DATE:

Close of business on April 21, 2025. You can vote if you were a shareholder on this date.

On or about April 30, 2025, we first mailed the proxy materials or a Notice of Internet Availability of Proxy Materials to shareholders who own our Class A common stock as of the Record Date in connection with our solicitation of proxies for this year’s Annual Meeting of Shareholders. You may also read the proxy materials, our 2024 Annual Report on Form 10-K and our 2024 Annual Report to Shareholders on our website at https://www.citizensinc.com/investors/.

By Order of the Board of Directors

Sheryl Kinlaw
Chief Legal Officer and Secretary

Austin, Texas
April 30, 2025

PROXY STATEMENT SUMMARY

This summary contains highlights about Citizens, Inc. ("Citizens" or the "Company") and the upcoming 2025 Annual meeting of Shareholders, or "Annual Meeting". This summary does not contain all of the information you should consider before voting, so please read the full Proxy Statement carefully before voting as well as our 2024 Annual Report on Form 10-K.

2025 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, June 17, 2025, at 10:00 A.M. Central Time
Location:	Our Headquarters - 11815 Alterra Pkwy., Floor 15, Austin, Texas
Record Date:	April 21, 2025
Mail Date:	We intend to mail our shareholders the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 30, 2025.

ABOUT CITIZENS

Stock Symbol: CIA	State of Incorporation: Colorado
Exchange: NYSE	Principal Executive Office: Austin, Texas
Class A Common Stock Outstanding: 50,149,966 as of April 21, 2025	Corporate website: www.citizensinc.com
Registrar & Transfer Agent: Computershare, N.A.

As of December 31, 2024:

Citizens is an insurance holding company serving the life insurance needs of individuals in the United States since 1969 and internationally since 1975. Through our domestic insurance subsidiaries, we are licensed to issue insurance products in 43 U.S. states and through our international subsidiaries, we provide insurance benefits and service to residents in more than 75 countries. We pursue a strategy of offering traditional insurance products in niche markets where we believe we are able to achieve competitive advantages. We had approximately $1.7 billion of assets and over $5.2 billion of direct insurance in force at December 31, 2024.

Our Principal Brands

LIFE INSURANCE SEGMENT

Internationally, we conduct our Life Insurance segment business through CICA Life, A.I., a Puerto Rico company. We sell U.S. dollar-denominated whole life insurance and endowment policies to non-U.S. residents, located principally in Latin America and the Pacific Rim.
Domestically, we conduct our Life Insurance segment business through CICA Life Insurance Company of America ("CICA Domestic"). In the U.S. we primarily sell whole life final expense insurance and insurance with living benefits.

HOME SERVICE INSURANCE SEGMENT

We conduct our Home Service Insurance segment through Security Plan Life Insurance Company and Magnolia Guaranty Life Insurance Company. In this segment, we sell affordable life insurance policies to lower-income households in Louisiana, Mississippi and Arkansas.

OUR PEOPLE

Our Company revolves around people. We insure people’s lives. We provide insurance benefits and service to residents in over 75 countries and we are proud that our employees are a reflection of our global business.

Our employees were born in:

2024 HIGHLIGHTS

Historically, our insurance companies have only issued a few products and had limited distribution channels. Domestically, most of our historical growth came from the acquisition of assets rather than new sales. Internationally, our limited products, which were mostly endowment products, burdened us with known high levels of maturities after a certain period with limited products to replace the business. As a result, from 2017 through 2021, our total premium revenue fell by over $20 million. In 2021, we became a non-controlled company for the first time in over 20 years and under new leadership, our strategy shifted to the pursuit of long-term profitable growth through a 4-pronged strategy: (1) first year sales growth through introduction of new products and new distribution channels, (2) improving retention and persistency, (3) focused execution and (4) financial and expense discipline. We believe these factors will lead to growth and profitability.

First Year Sales Increase	Improve Policy Retention	Roadmap Execution	Financials & Expense Discipline
Achieve first year sales growth across all markets.	Improve first year policy retention.	Maintain and execute on the approved 5 Quarter Roadmap.	Maintain and execute on the approved budget.

As a result of these efforts over the last few years, in 2024, our total premium revenue grew for the first time since 2017.

Additionally, our execution on our strategic initiatives in 2024 led to the issuance of $1.1 billion in new insurance, a 54% increase from 2023 and the highest amount of insurance ever issued in a year by our company. This was a direct result of our growth-oriented strategic initiatives including the introduction of new products tailored to our specific markets and expansion of our distribution channels through white-label partnerships. The introduction of new products and expanded distribution channels helped drive the increase of $0.4 billion in total insurance issued in 2024.

See "Financial Highlights" below and additionally, for specific information on performance on each of the four pillars, see "Executive Compensation – 2024 Executive Compensation Decisions in Detail – Short-Term Incentive Opportunity" on page 35.

FINANCIAL HIGHLIGHTS (2024 compared to 2023)

Summary

Net income before federal income tax decreased to $15.0 million in 2024 from $26.2 million in 2023. The factors that impacted this change were:
•$3.4 million decrease in investment related gains and losses primarily related to an unrealized loss from the Company's investment in BlackRock's Global Renewable Power Fund III;
•the non-cash accrual of $3.5 million in legal fees awarded to the certain defendants in the trade secret lawsuit, which is currently on appeal; and
•total premium revenues increased by $6.3 million in 2024 for the first time in 7 years, but offset by an $11.5 million increase in total insurance benefits paid or provided.

Financial Condition at December 31, 2024

•Total assets of $1.7 billion.
•Total direct insurance in force of $5.2 billion.
•Total investments of $1.4 billion; fixed maturity securities comprised 88% of total investments.
•No debt.
•Diluted earnings per share of Class A common stock of $0.29.
•Book value per share of Class A common stock of $4.21.
•Adjusted book value per share of Class A common stock of $6.141.

BUSINESS HIGHLIGHTS

As mentioned above, offering new and enhanced products and expanding our distribution are key to achieving our strategic goals. In 2024, we issued the highest amount of insurance ever in a year by Citizens - $1.1 billion and achieved our highest ever total direct insurance in force - $5.2 billion.

•Following the filing of 3 new products in our domestic markets in 2023, we continued growing our domestic business in 2024:
◦we became licensed in 8 additional states. CICA Domestic is licensed in 43 states, up from 35 states at 2023 year-end and up from 32 states at 2022 year-end; and
◦we expanded our domestic distribution network, growing from over 2,000 agents at December 31, 2023 to over 9,000 agents at December 31, 2024.
This led to direct first year premium revenue growth of 106% in our Life Insurance segment.
•We maintained our A.M. Best rating.
◦CICA Domestic is rated as a B++ with a "Very Strong" balance sheet. We believe this will help us expand our distribution networks and the appeal of our products to consumers.
•We introduced a new product in our international markets designed to allow policyholders with maturing endowments to use some or all of the funds to purchase a new life insurance policy. This led to increased first year premiums in the international business.
1 Adjusted book value per of Class A common share is a non-GAAP measure that is calculated by dividing actual Class A common stockholders’ equity, excluding AOCI, by the number of Class A common shares outstanding at the end of the period.

ITEMS OF BUSINESS AT OUR 2025 ANNUAL MEETING OF SHAREHOLDERS

	PROPOSAL 1	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
1.	Election of the 8 Nominees to the Board of Directors	Majority of Votes Cast	FOR each Nominee	10

Citizens' Nominating and Corporate Governance Committee uses a skill matrix to evaluate whether the skills, attributes and experience of our directors and nominees provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the Company's evolving needs and represent the best interest of the Company's shareholders.

MEET THE BOARD OF DIRECTOR NOMINEES

	Peter M. Carlson	Christopher W. Claus	Cynthia H. Davis	Jerry D. Davis, Jr.	Dr. Terry S. Maness	J. Keith Morgan	Jon Stenberg	Mary Taylor
Age	60	64	59	74	75	74	59	59
Director Since:	N/A	2017	2021	2017	2011	2021	N/A	2021
Independent?	✓	✓	✓	✓	✓	✓		✓
Key Competencies
C-Level Experience	✓	✓	✓	✓		✓	✓	✓
International			✓			✓
U.S. Life Insurance	✓	✓	✓	✓		✓	✓
Underwriting			✓
M&A / Corporate Strategy	✓					✓
Emerging Technology / AI	✓
Finance / Audit	✓				✓	✓		✓
Distribution / Marketing							✓
Asset Management / Investments		✓					✓
Legal						✓
Political Stature								✓

Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

	PROPOSAL 2	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
2.	Ratify the Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025	Majority of Votes Cast	FOR	27

Grant Thornton LLP is an independent registered public accounting firm with an established relationship with the Company, significant expertise and reasonable fees.

	PROPOSAL 3	VOTING STANDARD	OUR BOARD’S RECOMMENDATION	READ MORE STARTING ON PAGE…
3.	Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	FOR	30

COMPENSATION BEST PRACTICES

Since the death of our founder, Harold E. Riley, in 2017, our Compensation Committee has taken, and continues to take, critical steps to enhance our executive compensation program and move towards market best practices and pay-for-performance. The following table summarizes some highlights of our compensation practices that drive our executive officer compensation program:

WHAT WE DO	WHAT WE DON'T DO
+Align our executive pay with performance
+Set quantifiable performance objectives that incentivize executives to drive revenue and improve profitability
+Established long-term incentive plan in 2024 that grants performance shares vesting at the end of 3-years if performance metric is met.
+Change-in-control severance limited to 2x salary and annual cash incentive pay for CEO
+Stock ownership guidelines for CEO and all Section 16 officers
+Annual say-on-pay advisory vote (90% of our shareholders voted in favor of "say on pay" in 2024)
+Incentive-based compensation recovery policy
+Engage independent compensation consultant
+Benchmark executive compensation against competitive market practices

–While the Company is party to an employment contract with the CEO, it does not provide guaranteed salary increases nor non-performance bonus arrangements; no other employment agreements.
–No “single trigger” change-in-control payout provisions
–No hedging, short sales or pledging of shares by directors or officers
–No supplemental executive retirement plan
–Limited perquisites

Other Matters

The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof will also be conducted. The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

HOW TO VOTE

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. Shareholders of record may vote using any of the following methods:

VOTE IN ADVANCE. Votes submitted in advance must be received by 11:59 p.m. Eastern Time on June 16, 2025. You may vote in advance by any of the following methods:

ONLINE or BY SMARTPHONE:
Go to http://www.envisionreports.com/cia or scan the QR code. Login details are located on your proxy card.

BY TELEPHONE: Call toll-free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada.
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided by 11:59 p.m. Eastern Time on June 16, 2025. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

VOTE AT THE MEETING

IN PERSON: You may vote in person at the Annual Meeting. If you are a beneficial owner of our shares (i.e, your stock is held in the name of a bank, broker or other holder of record), admission is based on proof of ownership, such as a recent brokerage statement and voting in person requires you to obtain a proxy, executed in your favor, by such bank, broker or other holder to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Citizens Investor Relations at CIA@darrowir.com or +1 (703) 297-6917.

PROXY STATEMENT

The Board of Directors (the “Board”) of Citizens, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf for the items to be voted at the 2025 Annual Meeting of Shareholders (“Annual Meeting”).

Date:     Tuesday, June 17, 2025
Time:     10:00 a.m. Central Time
Place:     The Company’s principal executive office at:
11815 Alterra Parkway
Suite 1500
Austin, Texas 78758

The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

The Board is first furnishing the proxy materials to holders of the Company’s Class A common stock on or about April 30, 2025.

All properly executed written proxies and all properly completed proxies submitted by Internet, telephone or mail that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked prior to completion of voting at the Annual Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Other than the approval of the items of business listed above, we do not anticipate that any other matters will be raised at the Annual Meeting.

Only owners of record of shares of Class A common stock as of the close of business on April 21, 2025, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Each shareholder of record on the Record Date is entitled to one vote for each share of Class A common stock held by such shareholder on all matters coming before the Annual Meeting. As of close of business on the Record Date, there were 50,149,966 shares of Class A common stock issued and outstanding and entitled to vote at the Annual Meeting.

BOARD OF DIRECTORS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Holders of our Class A common stock elect all directors annually.

What Am I Voting On?
Holders of our Class A common stock are being asked to elect 8 directors to serve until the next annual meeting of shareholders, or until his or her successor is duly elected and qualified.
                                                                                                                                                                     Each of the director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. If for any reason any nominee herein named is not a candidate when the election takes place (which is not expected), the proxy will be voted for the election of a substitute nominee at the discretion of the persons named in the proxy.

Voting Standard:
To be elected, each of the 8 nominees must receive an affirmative vote of a majority of the votes cast in the director's election. Any director failing to receive a majority of votes cast must promptly tender his or her resignation, which will be addressed by us pursuant to our Director Resignation Policy, which is available in the Investors – Corporate Governance section of our website at https://www.citizensinc.com/investors/#corporate-governance.

Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

☑ The Board unanimously recommends a vote FOR each of the Director Nominees.

HOW OUR DIRECTOR NOMINEES ARE SELECTED

The selection of qualified directors is fundamental to the Board’s successful oversight of Citizens’ strategy and enterprise risks. We seek directors who bring diverse viewpoints and perspectives, possess a variety of skills, professional experiences, and backgrounds, and effectively represent the long-term interests of shareholders. The priorities for recruiting new directors are continually evolving based on the Company’s strategic needs. It is important that the Board remains a strategic asset capable of overseeing and helping management address the risks, trends, and opportunities the Company is facing now and in the future.
Responsibility for Selection of Director Candidates

The Board is responsible for selecting director candidates to stand for election by shareholders. The Board has delegated the screening process for potential directors to the Nominating and Corporate Governance (NCG) Committee.

The NCG Committee considers director nominees who are recommended by its members, by other Board members, by management or by shareholders, as well as those identified by third parties known to the members or management. Additionally, in 2025, the NCG Committee engaged a search firm to conduct a robust national search for new directors.

Upon identifying suitable potential Board members, the NCG Committee then recommends individuals qualified to become Board members to the Board for its consideration.

Qualification Standards for Directors

In evaluating potential nominees to the Board, the NCG Committee has adopted standards related to the qualifications of directors of the Company (the “Director Standards”). The Director Standards include, without limitation, independence, character and core values, ability to exercise sound judgment, diversity, demonstrated leadership, and relevant skills and experience in the areas of corporate needs of the Company.

The NCG Committee uses a skill matrix to evaluate whether the skills, attributes and experience of our directors and nominees provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the Company's evolving needs and represent the best interest of the Company's shareholders.

Skills Key

Key Competencies
C-Level Experience	Experience serving in a significant leadership position, including as a chief executive officer, chief financial officer, or other senior leadership role, equips directors with valuable insight into organizational behavior and processes and a deep understanding of the various aspects of modern organizations, including strategic planning, financial reporting, compliance, values, and culture.
International	Experience in international business and operations, including exposure to global business cultures, consumer preferences, and economic, regulatory, and political conditions, helps directors oversee our international strategy and markets.
U.S. Life Insurance	Has experience in U.S. life insurance market, including understanding the operational and regulatory challenges facing the Company and perspective on how to address such challenges and help oversee our domestic strategy and markets.
Underwriting	Has experience in life insurance underwriting, which enhances the Board's ability to oversee risks of issuing policies in various markets.
M&A / Corporate Strategy	Skilled at identifying and evaluating potential M&A opportunities and capable of helping to ensure that any such opportunity with which the Company is presented align with its strategic plan and risk appetites.
Emerging Technology / AI	Understands the methods employed by the Company to enhance its technological capabilities, as well as the steps necessary to comply with regulations regarding privacy and cybersecurity.
Finance / Audit	Possesses a thorough understanding of accounting concepts and financial statements, enhancing the Board's ability to effectively monitor and advise management with respect to the Company's financial affairs.
Distribution / Marketing	Experience with the distribution and marketing of insurance products, building brand awareness, and enhancing corporate reputation can help directors successfully guide and advise management and oversee related efforts
Asset Management / Investments	Experience in evaluating investment opportunities and strategies, aiding the Board's oversight of investment management functions.
Legal	Maintains a thorough understanding of legal and regulatory processes and recognizes the legal and compliance issues and challenges that can affect companies in highly-regulated industries.
Political Stature	Politicians often have deep knowledge of regulatory frameworks, public policy and government operations, which can help the Company navigate complex regulatory environments and anticipate and adapt to policy shifts and geopolitical risks.
Refreshment and Succession Planning
Citizens' has a robust refreshment policy, which includes the following polices, with any exceptions requiring approval by the Board:
•mandatory retirement - directors will not stand for election after reaching age 75
•directors will serve for a maximum of 12 years
The only exception the Board has approved is with respect to Dr. Maness, who has served on the Board since 2011. Dr. Maness is an audit committee expert and the Chair of the Audit Committee and the Board believes that it is in the best interest of the Company's shareholders to allow him to continue to serve until another audit committee expert can become Chair.

In 2021, we became a non-controlled Company and updated our short- and long-term strategy. Accordingly, the NCG Committee created a Board succession plan to ensure the members of the Board hold the collective necessary talent to serve the Company and its shareholders. The NCG Committee believes its succession planning and refreshment will allow it to continue important recruitment efforts and identify new skill sets required as the Company’s strategy evolves. As a result of this work:
•3 of our 8 director nominees were first elected in 2021;
•2 directors retired in each of 2022 and 2023;
•1 director retired due to age limitation in 2024; and
•2 new nominees are being submitted for shareholder consideration this year, including our CEO.

The Board believes its new directors will help ensure a seamless transition over the next several years as some directors retire in due course, as well as bolster its expertise as Citizens continues to execute against its key strategic pillars.

Nominations by Shareholders

Our Board has a policy to consider properly submitted shareholder recommendations for candidates for a director position, which candidates must satisfy the Committee Standards. A shareholder wishing to propose a candidate for the Board’s consideration should follow the procedures in our Bylaws pertaining to shareholder nominations and proposals. Shareholder nominations must be submitted to the Company by the deadlines found on page 54.

DIRECTOR NOMINEE BIOGRAPHIES

Directors Currently Serving on our Board:

Jerry D. “Chip” Davis, 74 Independent Director, Chair of the Board

Retired life insurance company CEO - National Farm Life Insurance Company

Director since 2017; Chair of the Board since February 2020

Committees: Compensation Committee (Chair), Investment Committee

Other Current Public Boards: 0

Certifications: FLMI

Education: B.S. – Business, Tarleton State Masters – Business Administration – Tarleton State University
Key Competencies: C-Level Experience, U.S. Life Insurance

Mr. Davis is a seasoned and proven life insurance executive, having had a 46-year insurance career with National Farm Life Insurance Company (“NFLIC”). Mr. Davis began his career with NFLIC as a Mortgage Loan officer in 1977 and become Senior Vice President and Chief Investment Officer in 1981. He served as President and Chief Executive Officer of NFLIC from 2004 to January 2016. Mr. Davis has served on the board of NFLIC since 2004 and currently serves as Chair of the Board of Directors.

Mr. Davis’ career as a life insurance executive and service as Chief Investment Officer of a life insurance company brings tremendous experience to our Board and Investment Committee. Specifically, he has experience dealing with state insurance regulators and auditors. His service as Chief Investment Officer of NFLIC strengthens the investment Committee’s oversight of the Company’s assets under management.

Christopher W. Claus, 64 Independent Director
Retired executive of USAA of San Antonio

Director since 2017

Committees: Investment Committee (Chair), Compensation Committee

Other Current Public Boards: 0

Education: B.A. - Business, University of Minnesota - Duluth M.B.A. – University of St. Thomas

Key Competencies: C-Level Experience, U.S. Life Insurance, Asset Management / Investments

Mr. Claus had a 20-year career as an executive at USAA of San Antonio, Texas serving in various roles, including Executive Vice President of USAA’s Enterprise Advice Group from 2013 to 2014, President of USAA’s Financial Advice and Solutions Group from 2007 to 2013, and President of USAA’s Investment Management Company from 2001 to 2006. Until 2023, he served as a director of TrueCar, Inc.

Having served as President of USAA’s Investment Management Company, Mr. Claus brings insurance executive experience and asset management expertise critical to the success of our Company and Board. In his role as Chairman of our Investment Committee, Mr. Claus has strengthened the Board’s oversight of the Company’s assets under management.

Cynthia H. Davis, 59 Independent Director

Life Insurance Underwriter at NFP Corp./Partners Financial

Director since 2021

Committees: Nominating and Corporate Governance Committee (Chair), Compensation Committee

Other Current Public Boards: 0

Certifications: FLMI, FALU, LOMA certified Associate - Customer Service

Education: B.A. – Economics, University of Georgia
Key Competencies: C-Level Experience, International and U.S. Life Insurance, Underwriting

Ms. Davis is a seasoned executive in the life insurance industry with over 30 years of underwriting in both the carrier and brokerage side. She is currently the Vice President and Senior Underwriting Consultant at NFP/Partners Financial providing underwriting expertise specializing in complex high net worth cases, foreign nationals and offshore insurance. Previously, Ms. Davis was the Chief Underwriter at Financial Industries Corporation (FIC) and Great American. Ms. Davis is also involved with the Texas Wide Underwriting planning board.

Ms. Davis’ brings to the Board deep knowledge of the insurance industry, which she developed during her long and successful career in the life insurance industry. With significant global experience with both reinsurers and high net worth foreign insureds, she adds valuable and unique expertise to our Board.

Dr. Terry S. Maness, 76 Independent Director

Former Dean at Baylor University’s Hankamer School of Business

Director since 2011

Committees: Audit Committee (Chair)

Other Current Public Boards: 0

Certifications: Certified Cash Manager

Education: B.A. and M.S. – Economics, Baylor University M.B.A. and Doctor of Business Administration – Indiana University
Key Competencies: Finance / Audit

Dr. Maness served as Dean at Baylor University's Hankamer School of Business from 1997 through 2021 and was named Dean Emeritus upon his retirement. Previously, Dr. Maness served as Acting Dean at Baylor University from 1996 to 1997, Associate Dean for Undergraduate Programs at Baylor University from 1978 to 1981 and Chairman of the Department of Finance, Insurance and Real Estate at Baylor University from 1985 to 1996. Dr. Maness is an owner of Business Value Consultants and has owned the company since 1989. In addition to Citizens, he serves on the board of a privately held bank and some nonprofit boards as a way of serving his community.

Dr. Maness’ background as Dean of one of the leading business schools in the United States brings a strong academic presence to our board. He has operated effectively at the highest levels in the academic and business community. He is the author of five books about financial analysis and financial management, and also a contributing author to various publications, such as Journal of Finance, Journal of Banking and Finance, Journal of Financial Education, Journal of Portfolio Management, Journal of Financial and Quantitative Analysis, Journal of Futures Markets, Journal of Cash Management and Corporate Controller.

J. Keith Morgan, 74 Independent Director

Retired senior legal executive; Former Chief Legal Officer at TIAA-CREF

Director since 2021

Committees: Audit Committee, Investment Committee

Other Current Public Boards: 0

Education: B.A. – Economics, Duke University J.D., University of Virginia Law School

Military Veteran
Key Competencies: C-Level Experience, International and U.S. Life Insurance, Finance / Audit, Legal, M&A / Corporate Strategy
Mr. Morgan has decades of experience as a senior legal executive, most recently (2015 - 2018) as Chief Legal Officer & Senior Executive VP at TIAA-CREF, a $1 trillion retirement, insurance and asset management company. Mr. Morgan specializes in securities law, financial regulation, international transactions and mergers and acquisitions. Prior to TIAA-CREF, he spent nearly 20 years at GE, serving as general counsel and senior vice president of GE Commercial Finance Ltd. and GE Capital Corporation. Before joining GE, Mr. Morgan served as the managing partner of Gibson, Dunn & Crutcher's London, Paris, and Saudi Arabia offices. Earlier in his career, he served in the U.S. Navy Judge Advocate General's Corps.

Mr. Morgan’s experience as the Chief Legal Officer of major insurance and asset management companies has provided him with a substantive understanding of the risks, including investment risks, related to a highly regulated company such as Citizens.

Mary Taylor, 59 Independent Director

Senior Vice President, Operations and Finance at Northeast Ohio Medical University

Director since 2021

Committees: Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee

Other Current Public Boards: 0

Certifications: CPA

Education: B.S. – Accounting, University of Akron Master of Taxation, University of Akron
Key Competencies: C-Level Experience, Finance / Audit, Political Stature

Ms. Taylor is a Certified Public Accountant and recognized tax and auditing expert with over 30 years of experience in the public and private sector. Since 2020, she has served as the Vice President, Operations and Finance at Northeast Ohio Medical University. During 2019, she served as Executive Vice President and Chief Financial Officer of Welty Building Company and from August 2019 through March 2020 also served as the Chair of the Finance and Operations Advisory Committee.

She has served in the following elected positions:
•2011 to 2019 - Lieutenant Governor of Ohio
◦Served as the Director of the Ohio Department of Insurance from 2011 to 2017
•2007 to 2011 - Auditor of State of Ohio
•2003 to 2006 - State Representative in Ohio
◦Served on the Finance, Ways and Means, and Education Committees

Ms. Taylor has extensive experience in transforming operations, implementing automation in insurance and delivering results in complex tax cases with the IRS and the Department of Labor. Her unique mix of experience gives her a valuable perspective and ability to oversee management’s efforts to grow and develop Citizens’ business and its interactions with regulators as well as the ability to enhance shareholder value by leveraging her financial and risk management expertise and deep understanding of the insurance business.

Our New Nominees:

Jon Stenberg, 59
Citizens’ Chief Executive Officer
Director Nominee

Other Current Public Boards: 0

Certifications: ChFC, FLMI with distinction (formerly FINRA series 6/63/7/26/24)

Education: B.S. – Business Administration, Central Michigan University M.B.A. – University of Pennsylvania, Wharton School of Business

Military Veteran
Key Competencies: C-Level Experience, U.S. Life Insurance, Distribution / Marketing, Asset Management / Investments
Mr. Stenberg was appointed President of Citizens in March 2024 and Chief Executive Officer on July 1, 2024. He is an experienced growth leader in the life insurance industry. Prior to Citizens, he served as a partner of Blackbird International, consulting several companies in the life insurance industry. Prior to this, Mr. Stenberg served as Executive Vice President, Individual Life Division of Symetra Life Insurance Company where he was responsible for all aspects of the life insurance division. Prior to Symetra, Mr. Stenberg served as General Manager, Executive Vice President of Ameriprise Financial, where was also responsible for all aspects of the life insurance division. He has also served as Head of Retail Insurance, Senior Vice President, of New York Life, Head of Insurance, Executive Director – President of UBS Insurance Agency, Life Insurance Sales VP at Lincoln Financial Group, and Regional Marketing Director at AETNA’s life division.
As our CEO, Mr. Stenberg will be a non-independent director and will not paid for serving on the Board.

Peter M. Carlson, 60 Independent Director Nominee
Retired CEO, CFO and COO
Director Nominee
Other Current Public Boards: 1 - White Mountains Insurance Group
Certifications: CPA
Education: B.S. – Accounting, Wake Forest University

Key Competencies: C-Level Experience, U.S. Life Insurance, M&A / Corporate Strategy, Emerging Technology / AI, Finance / Audit
Mr. Carlson served as director and CEO of Spectral AI, a predictive AI company focused on medical diagnostics in wound care, from February to October 2024 and CFO in January 2024 until his appointment as CEO. Prior to Spectral AI, he served as CFO of MiMedx Group, Inc., a pioneer and leader in the advanced wound care space, where he led numerous strategic, financing, operational initiatives that helped stabilize and strengthen the company for its next chapter of growth. Prior to MiMedx, Mr. Carlson served as Chief Operating Officer at Brighthouse Financial, Inc., and played an essential role in establishing Brighthouse as a separate public company after its spin-off from MetLife, Inc., where he worked for eight years as Chief Accounting Officer. Previously, Mr. Carlson was the Controller at Wachovia Corporation and an audit partner for a Big Five accounting firm, Arthur Andersen LLP.
Mr. Carlson serves as a Board Member and Chair of the Audit Committee at White Mountains Insurance Group and as a Trustee for Wake Forest University where he also serves on the Audit Committee and Athletics Committee.
Mr. Carlson's experience as CEO and CFO for smaller life sciences companies, while having 30 years' experience at Fortune 50 global financial service institutions and as a Big Five audit partner brings a strategic viewpoint and analytical skill set to the Board to help drive quality decision making. He is a CPA and has audit experience, which will add value to the Company's audit committee and oversight of risk and financial statements.

DIRECTOR COMPENSATION

The following table shows information regarding the compensation earned or paid during 2024 to members of the Board during 2024. Gerald Shields was an employee of Citizens until June 30, 2024 and thus did not begin to receive compensation as a director until July 1, 2024. Mr. Shields 2024 compensation (including director compensation beginning July 1, 2024) is reflected on the Summary Compensation Table on page 39.

NAME	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	TOTAL ($)
Christopher W. Claus	115,000	40,000	155,000
Cynthia H. Davis	115,000	40,000	155,000
Jerry D. Davis, Jr.	115,000	40,000	155,000
Francis A. Keating (2)	48,125	—	48,125
Dr. Terry S. Maness	115,000	40,000	155,000
J. Keith Morgan	105,000	40,000	145,000
Mary Taylor	105,000	40,000	145,000

(1)The amounts reported in the Stock Awards column reflect the aggregate grant date fair value of awards of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The grant date fair value is measured based on the closing price of the Company’s Class A common stock on the date of grant. See Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K.
Each non-employee director who was elected at our June 18, 2024 Annual Meeting of Shareholders received an annual director award valued at $40,000 on that date. Each of the RSUs will vest one year from the date of grant. As of December 31, 2024, each such non-employee director held all 14,035 RSUs.
(2)Pursuant to our Board Retirement Policy, Gov. Keating did not stand for re-election to the Board in 2024. The amount reported in the Fees Earned or Paid in Cash Column reflects the prorated cash retainer and fees for service as director paid until the expiration of his term in June 2024.

Narrative to the Director Compensation Table

Non-employee directors receive compensation for their service on the Board as follows (amounts are per year, beginning as of the date of election and paid in 24 equal installments throughout the year, subject to continued service):

Annual cash retainer	$105,000
Additional cash retainer for Chair of the Board and Chair of each committee of the Board	$10,000

Directors do not receive fees for attending Board or Committee meetings.

Additionally, each non-employee director receives an annual grant of RSUs, which is granted on the date of each annual meeting and vests at the expiration of the elected term (one year). Upon vesting, the Company will deliver one share of Class A common stock for each RSU.

We also provide up to a $5,000 reimbursement to each director for director education. This amount is not reflected in the compensation table above, as we consider it a normal course reimbursement necessary for a director to provide service to the Company.

No other compensation was paid to our non-employee directors.

CORPORATE GOVERNANCE

Citizens is governed by a Board of Directors and committees of the Board that meet throughout the year. The primary responsibility of our Board is to exercise its business judgment while acting in the best interests of the Company and our stockholders. The Board is elected by our shareholders to oversee and provide guidance on the Company’s business and affairs. It is the ultimate decision-making body of the Company, except for those matters reserved for shareholders by law or pursuant to the Company’s corporate governance documents. Among other things, the Board oversees the Company’s strategy and execution of the strategic plan. In addition, it oversees management’s proper safeguarding of the assets of the Company, maintenance of appropriate financial and other internal controls, compliance with applicable laws and regulations, and proper governance.

THE BOARD IS PRIMARILY RESPONSIBLE FOR:

●	Overseeing Citizens’ strategic initiatives, overall performance and direction
●	Executive oversight - the Board hires, evaluates and compensates the Chief Executive Officer and ensures that effective management is in place
●	Risk management - Overseeing risk, cybersecurity and internal controls and ensuring strategies are in place to manage these risks effectively
●	Financial oversight - monitoring the Company's financial performance, including reviewing financial statements and budgets
●	Overseeing investment of the Company’s assets
●	Monitoring executive performance, compensation and succession planning
●	Establishing broad corporate policies, including in relation to good governance and ensuring that the Company adheres to high ethical standards in its operations

OUR COMMITMENT TO GOOD GOVERNANCE
The Board is committed to sound corporate governance policies and practices that are designed to enable the Company to operate its business responsibly, with integrity, and to position Citizens to build long-term sustainable growth and shareholder value.

Key Corporate Governance Documents

•Corporate Governance Guidelines
•Code of Business Conduct and Ethics ◦Includes our Insider Trading Policy
•Committee Charters •Stock Ownership Guidelines •Director Resignation Policy •Compensation Recovery Policy
The documents listed above, except for our Compensation Recovery Policy, are available in the Investors – Corporate Governance section of our website at https://www.citizensinc.com/investors/#corporate-governance. Printed copies of all of these documents are also available free of charge upon written request to our Secretary, at Citizens, Inc. Attn: Secretary, P. O. Box 149151, Austin, Texas 78714-9151. Our Compensation Recovery Policy was filed as Exhibit 10.11 to our 2023 Annual Report on Form 10-K.

The Key Corporate Governance Documents, together with our Articles of Incorporation and our Bylaws, form the governance framework for the Board and its committees. We believe good governance strengthens the Board and management’s accountability. The Board regularly (and at least annually) reviews its Corporate Governance Guidelines and other corporate governance documents and from time to time revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to feedback from shareholders, changing regulatory and governance requirements and best practices.

BOARD INDEPENDENCE

Highly Independent and Diverse Board
■7 of our 8 (88%) of director nominees are independent. Our CEO is the only non-independent director nominee.
■We elected two women to the Board in 2021.
■All standing Board committees are composed entirely of independent directors.
■We have adopted a heightened standard of director independence - an independent director may only receive up to $25,000 in consulting fees or other income from the Company outside of Board compensation.
■Independent directors hold executive sessions at least three times per year without management present.
■Directors bring a wide array of qualifications, skills and attributes to our Board; see Skills Key on page 11 and Director Nominees beginning on page 12.

It is the policy of the Company that the Board consist of a majority of independent directors. The Board determines whether a director or nominee is “independent” in accordance with the NYSE Listed Company Manual, which requires an affirmative determination that each independent director has no material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates that in the judgment of the Board would impair their effectiveness or independent judgment as a director.

In addition to the standards contained in the NYSE Listed Company Manual, the Board has determined that in order to be deemed independent, a director may not receive more than $25,000 in consulting fees or other income from the Company, other than director fees (the “Enhanced Independence Standards”). No director received consulting fees or other income from the Company in 2024.

The Board has determined that all current Board members and nominees, other than Mr. Stenberg, our Chief Executive Officer, are independent as set forth under the NYSE Listed Company Manual independence requirements and under our Enhanced Independence Standards.

There is no family relationship between Cynthia Davis and Chip Davis.

BOARD LEADERSHIP STRUCTURE

Independent Board Chair	■Independent Board Chair structure provides effective checks and balances to ensure the exercise of independent judgment by the Board

The Board believes that the best and most effective leadership structure for Citizens and its shareholders is to have separate chief executive officer and chairman roles. This structure allows our Chief Executive Officer to focus his time and energy on operating and managing the Company while enhancing the Board’s ability to exercise independent oversight of Citizens’ management on behalf of its shareholders.

Jerry D. “Chip” Davis, Jr. has served as the Company’s Chairman since February 2020. The Board elected Mr. Davis to serve as Chairman due to his 40+ years’ experience in the life insurance industry, including as a leader of a life insurance company. Mr. Davis is an Independent Director.

BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Accountability
■Over 75% average director attendance rate at Board and committee meetings in 2024
■Annual Board and committee self-evaluations and individual director assessments
■Director Resignation Policy if a director does not receive at least 50% of FOR votes at Annual Meeting

The Board met 7 times during 2024, and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2024, and (ii) the total number of meetings held by each committee of the Board on which such director served during 2024. We expect all of our directors and director nominees to attend our 2025 annual meeting of shareholders and all directors serving at the time attended the 2024 annual meeting.

Select officers and employees regularly attend Board meetings to present information on our business and strategy, and Board members have access to our officers and employees outside of Board meetings. Board members are encouraged to make site visits to meet with our employees, and to accept invitations to attend and speak at internal Company meetings.

To promote open discussion, our independent directors hold regularly scheduled executive sessions without management present. These sessions allow the independent directors to review key decisions and discuss matters in a manner independent of management.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately-designated standing committees shown in the table below along with the number of meetings held in 2024. All committees are chaired by and consist entirely of independent directors. The Committee Chairs review and approve agendas for all meetings of their respective Committees.

	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
	4 meetings	4 meetings	5 meetings	3 meetings
Christopher W. Claus		•
Cynthia H. Davis		•
Jerry D. Davis, Jr.			•
Dr. Terry S. Maness
J. Keith Morgan	•		•
Mary Taylor	•			•

The primary responsibilities of each of the standing committees are defined in each respective charter and summarized below. The charters for the Audit, the Compensation and the Nominating and Corporate Governance Committees incorporate the requirements of the U.S. Securities and Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on Citizens’ website at https://www.citizensinc.com/investors/#corporate-governance.

Audit Committee

The purpose of the Audit Committee is to assist the Board’s oversight and monitoring of:

•the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements;
•the adequacy of the Company’s internal control over financial reporting;
•the integrity of the Company's consolidated financial statements;
•the qualifications and independence of the Company's independent auditor;
•the appointment, retention, performance, and compensation of the Company's independent auditor and the performance of the internal audit function;
•the Company’s compliance with legal and regulatory requirements related to matters within the scope of the Committee’s responsibilities;
•the Company’s enterprise risk management program; and
•any related party transactions.

Audit Committee Financial Expert. The Board has determined that all of the members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards. In addition, the Board has determined that both Dr. Terry S. Maness (Chair) and Mary Taylor qualify as an “audit committee financial expert” within the meaning of applicable SEC regulations. For additional information on the Audit Committee’s role and its oversight of the Independent Auditor during 2024, see “Audit Committee Report” on page 29.

Compensation Committee

The Compensation Committee is responsible for:

•evaluating and approving director and executive officer compensation, plans and programs;
•reviewing and taking actions with respect to incentive compensation and equity-based plans;
•reviewing market data to assess the competitive position of the Company’s director and executive compensation;
•retaining a compensation consultant to assist the committee and the Board in evaluating director and executive officer compensation; and
•evaluating the risks and rewards associated with the Company’s compensation policies and practices.
Nominating and Corporate Governance Committee

The Nominating and Corporate Governance committee is responsible for:

•identifying, recruiting and recommending candidates for the Board;
•developing and implementing the Board's refreshment policy;
•developing, approving, or recommending to the Board for approval, and assessing, corporate governance policies for the Company;
•overseeing the evaluation of the Board and each of the directors; and
•apprising the Board of corporate governance developments and practices, considering the long-term best interests of the Company’s shareholders.

Investment Committee

The Investment Committee is responsible for:

•overseeing the management of the Company’s investment activities;
•reviewing the performance of management and engaged investment advisors; and
•ensuring conformance of the Company’s investments with the Company’s investment guidelines and relevant regulations.

Executive Committee

In addition to the four committees described above, the Board has formed an Executive Committee, which has responsibilities as assigned to it from time-to-time by the Board. During 2024, the Executive Committee consisted of Mr. Claus, Mr. Davis and Mr. Shields and was tasked with onboarding and guidance for the Company's new CEO.

BOARD AND COMMITTEE OVERSIGHT OF RISK

RISK OVERSIGHT

Effective risk oversight is important to ensure that the Company identifies, assesses, manages and mitigates risks that could jeopardize its financial stability, reputation, operations, stakeholder confidence or long-term viability. We believe that an effective enterprise risk management (ERM) program facilitates a collaborative and structured approach that relies on strong communication and collaboration between management and the Board. Management owns the day-to-day operations of risk management, while the Board provides oversight and guidance.

Our ERM process starts with our executive management team, who is responsible for identifying and assessing risks across the organization (collectively, the “Enterprise Risks”). This includes conducting risk assessments, gathering input from various business units, and analyzing the potential impact and likelihood of each risk. Management develops and implements risk management strategies and controls to mitigate identified risks. Management provides regular updates to the Board and its committees on the Company's risk profile, including emerging risks, changes in risk exposure, and the effectiveness of risk mitigation efforts. This allows the Board to oversee and monitor the effectiveness of the Company's risk management efforts on an ongoing basis and to ensure that the key risk management strategies, policies and procedures are aligned with the Company's risk appetite and tolerance levels.

Selected Areas of ERM Oversight in 2024

Key Enterprise Risks discussed among executive management, the Board and its committees during 2024 included the following:

●	Mortality risks; pricing and underwriting new products for mortality risks, including the impact of expanded use of simplified underwriting on mortality risk
●	The impact of persistency on the Company’s liquidity, premiums, operations and financial statements
●	The impact of volatile interest rates and economic circumstances on the Company’s investment portfolio
●	The impact of inflation on the Company's operations, e.g., increased risks of lapses and surrenders, increased costs
●	Risks to the Company’s strategic goals
●	Risks related to the Company’s international operations, including regulatory risks, political risks and risks related to customers' ability to convert local currency to US Dollars
●	Risks related to the rapid expansion of the Company's domestic operations, including compliance risks and risks to the Company's capital resources
●	Risks related to acquiring and retaining talent in Austin, Texas
●	Cybersecurity risks; other information and data risks
●	Anti-money laundering risks

Discussions of these topics and additional risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 13, 2025.

Oversight of Information Security Risk and Cybersecurity

Like other firms in the financial services sector, insurers like us are particularly vulnerable to cybercrime due to our large amounts of customer data. Insurance-related data is particularly interesting to cybercriminals because of its inherent confidentiality. Often linked to policyholders, sensitive data helps insurers customize their policies, products, and prices for each client. The scope of personally identifiable information and sensitive data processed by insurers puts the industry at increased risk of cybercrime. Cyber attacks can lead to the loss of confidential data, business, and reputation. Additionally, business disruption through cyber incidents is also a major problem for insurance companies, which need to react quickly to fulfill their contracts and maintain the trust of their clients. Because of the risks posed to our business and customers, we have developed robust processes for assessing, identifying and managing our cybersecurity threats.

We recognize the importance of assessing, identifying, and managing material risks associated with cybersecurity threats. Cybersecurity risks related to our business, technical operations, privacy and compliance issues are identified and addressed through a multi-faceted approach including third party assessments, IT security, and external audits. Cybersecurity risks are integrated into our overall enterprise risk management process. To defend, detect and respond to cybersecurity incidents, we, among other things: perform penetration testing using external third-party tools and techniques to test security controls and conduct employee training.

We have implemented incident response and breach management processes which have four overarching and interconnected stages: 1) preparation for a cybersecurity incident, 2) detection and analysis of a security incident, 3) containment, eradication and recovery, and 4) post-incident analysis. Such cybersecurity incident responses are overseen by leaders from our Information Security, IT, Finance, Compliance and Legal teams.

Security events and data incidents are evaluated, ranked by severity and prioritized for response and remediation. Incidents are evaluated to determine materiality as well as operational and business impact, and reviewed for privacy impact. We also conduct tabletop exercises to simulate responses to cybersecurity incidents.

Our risk management program also assesses third party risks, and we perform third-party risk management assessments to identify and mitigate risks from third parties such as vendors, suppliers, and other business partners associated with our use of third-party service providers. Cybersecurity risks are evaluated when determining the selection and oversight of applicable third-party service providers when handling and/or processing our employee, business or customer data. In addition to new vendor onboarding, we perform periodic ongoing security reviews of our critical vendors.

Cyber Governance.

Cybersecurity is a key element of the Company's enterprise risk management (ERM). Identification and management of the Company's key risks, including cybersecurity, starts with the executive management team, who is responsible for identifying key strategic, insurance, financial, regulatory and operational risks to the Company and managing them on a day-to-day basis. Because of the importance of cybersecurity, the Company has a Chief Information Security Officer ("CISO") who is primarily responsible for managing our cybersecurity risk in conjunction with our Chief Information Officer. Our CISO is informed about and monitors prevention, detection, mitigation, and remediation efforts through regular communication and reporting from employees in the information technology team and through the use of technological tools and software and results from third party audits. We have an escalation process in place to inform senior management and the Board of Directors of material issues.

Our CISO has served in that position since 2018 and is an experienced security leader with over 20 years’ experience. In addition to his current role, our CISO has led security and IT audit functions at healthcare technology and population health organizations. His experience includes work in the fields of security, application development, and internal audit at a Fortune 100 company. Our CISO is a Certified Information Security Manager (CISM), Certified Information Systems Auditor (CISA), and a member of the ISACA and ISSA organizations. He received his bachelors’ degree from Middle Tennessee State University and served in the United States Marine Corps.

Our Audit Committee Charter tasks this committee with oversight of the Company's major enterprise risk exposure, including risks related to cybersecurity, and the steps management takes to monitor and control such exposures. The Audit Committee holds its regular meetings on a quarterly basis and at each of those meetings receives a information security update report from the Company's CISO, which report includes cybersecurity events that may have impacted the Company as well as an overview of the Company's security program and efforts to prevent, detect, mitigate, and remediate issues. The CISO also attends the regularly scheduled Board meetings to give his information security report to all members of the Board.

BOARD PROCESSES

BOARD AND COMMITTEE EVALUATION PROCESS

The Board and each committee conduct an annual self-assessment. This evaluation is intended to assess whether the Board and the committees are functioning effectively. As part of this self-assessment, the directors are asked to consider the Board’s role, relations with management, composition and meetings. Each committee is asked to consider its role and the responsibilities articulated in the committee’s charter, the composition of the committee and the committee meetings. The self-assessment responses and comments are compiled by the Secretary of the Company and presented to the Nominating and Corporate Governance Committee for initial review. The responses and comments are reviewed with each committee and the full Board and are utilized by the Board and each committee to improve their operations and processes.

We also conduct individual assessments of each director, which is led by the Chair of the Nominating and Corporate Governance Committee, who participated on each call with each of the other directors. The purpose of these calls was to get one-on-one feedback of such director’s contributions to the Board and follow-up with respect to their Board and committee assessments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company identifies related persons using known business affiliations, quarterly disclosure meetings and information provided by directors and executive officers in their annual questionnaires.

The Company has in place the following process controls to identify and approve transactions with related persons:
•Management discusses related persons and affiliates as a standing agenda item during each quarterly disclosure meeting.
•New directors and executive officers are required to complete a questionnaire that would identity new related person or affiliate transactions and all directors and executive officers are required to complete a questionnaire that would identify changes to previously identified related party transactions. These forms are reviewed by the Company's legal counsel and by the Board.

All related person transactions must be approved by the Audit Committee in accordance with the Audit Committee charter.
When a related person transaction is proposed, the Audit Committee reviews: (1) the related person’s name and relationship to the Company; (2) the person’s interest in the transaction with the Company, including the related person’s position or relationship with, or ownership in, a firm, corporation, or other entity that is a party to or has an interest in the transaction; and (3) the approximate dollar value of the amount involved in the transaction, the nature and business purpose of the transaction and the related party’s interest in the transaction.

The Company is not aware of any transaction, or series of transactions, since January 1, 2024, or any currently proposed transactions to which the Company or any of its subsidiaries is to be a party, in which the amount involved exceeds $120,000 in a single fiscal year and in which any director, nominee for director, executive officer, 5% shareholder or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Christopher W. Claus, Jerry D. Davis, Jr., Cynthia H. Davis and Mary Taylor each served as a member of the Compensation Committee during 2024. Mr. Davis is currently the Chair and Mr. Claus and Ms. Davis currently serve on the Compensation Committee. None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of SEC Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2024.

COMMUNICATIONS WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors in care of the Secretary of the Company at:

Citizens, Inc.
P. O. Box 149151
Austin, TX 78714-9151

Communications may be distributed to all directors, or to any individual director, as appropriate. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board shall not be distributed. Such items include but are not limited to: spam; junk mail and mass mailings; product complaints or inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements.

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

OUR CULTURE OF ETHICS

As part of our commitment to good governance, we maintain an active ethics program. Our ethics program is rooted in our mission statement. We provide an intangible product and recognize the faith and profound responsibility entrusted upon us a life insurance company. We maintain a Code of Business Conduct and Ethics (“Code of Ethics”) that provides ethical standards we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Ethics protects our shareholders by prohibiting conflicts of interest and usurping of corporate opportunities, as well as by protecting the Company’s information and assets and requiring fair dealing. The Code of Ethics includes our Insider Trading Policy, which is described in more detail below. If the Board grants any waivers from our Code of Ethics to any of our directors or executive officers, or if we amend our Code of Ethics, we will, as required, disclose these matters on a timely basis. There were no waivers granted in 2024.

INSIDER TRADING POLICY

Our Insider Trading Policy is contained in our Code of Business Conduct and Ethics. The Insider Trading Policy is intended to promote compliance with applicable securities laws that make it illegal for anyone to trade in a company's securities while in possession of material, nonpublic information ("MNPI") related to that company. The Insider Trading Policy also provides certain other requirements, prohibitions and procedures that must be followed with respect to transactions in Citizens' securities in order to comply with applicable laws as well as preserve the reputation and integrity of Citizens.

Restrictions on Transactions while in Possession of MNPI

When a director, employee, family member or entity controlled by any of them has MNPI concerning Citizens, they may not:
•engage in transactions in Citizens securities; or
•tell anyone else this MNPI if it is reasonably foreseeable that such person may use that information to purchase or sell Citizens securities (known as "tipping").

When a director, employee, family member or entity controlled by any of them has MNPI concerning another company which was learned in the director's or employee's course of service with Citizens, they may not:
•engage in transactions of that company's securities; or
•tip any other person regarding the MNPI of that company.

Restrictions on Certain Transactions

The Insider Trading Policy prohibits all directors and officers, as well as their family members and any entities any of them control from engaging in (i) any transactions in derivatives of the Company’s securities, including the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or any other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, (ii) pledging of the Company securities as collateral and (iii) short sales of the Company’s securities.

These types of transactions present not only a risk of securities law violations, but also the potential appearance of improper or inappropriate conduct.

Restrictions on Trading during Blackout Periods

Directors, executive officers and certain other employees who have access to the Company's financial records, along with their family members and entities they control may not engage in any transactions in Citizens securities during a "corporate blackout period". These periods generally occur after a quarter close and until 24 hours after the Company releases its earnings for such quarter, or such other time that insiders may have knowledge of a significant corporate transaction until 24 hours after such transaction is publicly announced, unless terminated before announcement. While this is also all considered MNPI, the "blackout" adds an extra layer of security from potential violations during known sensitive times.

Pre-Clearance Requirements

Directors, Section 16 executive officers, their family members and entities they control require pre-clearance from the Company's Chief Legal Officer or her designee in order to trade in Citizens securities, regardless of when the requested transaction will take place. This allows the Chief Legal Officer to make an independent determination of whether the person requesting clearance has MNPI. Requests and responses are all documented in writing.

Exceptions

There are a few exceptions to the prohibitions of trading in Citizens securities described above, such as:

•withholding or sale of shares by the Company in order to satisfy a participant's tax withholding obligations upon the vesting of restricted stock units;
•purchases of securities from the Company or sales, pledges or gifts of securities to the Company;
•bona fide gifts of Citizens securities to others; or
•purchases or sales made pursuant to a trading plan which is adopted and operated in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE MATTERS

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What Am I Voting On?

Holders of Class A common stock are being asked to ratify the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Voting Recommendation: FOR

Grant Thornton LLP is an independent registered public accounting firm with an established relationship with the Company, significant expertise and reasonable fees. The Audit Committee initially appointed Grant Thornton LLP in June 2021 and believes that its retention continues to be in the best interests of the Company and its shareholders. One or more members of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions at the Annual Meeting.

Voting Standard:

Proposal No. 2 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

APPOINTMENT AND OVERSIGHT OF INDEPENDENT AUDITOR

The Audit Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm. Our Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm (the "Independent Auditor") to audit our consolidated financial statements for the fiscal year ending December 31, 2025. Grant Thornton has been our Independent Auditor since June 2021.

In considering Grant Thornton’s appointment and compensation, the Audit Committee considered, among other factors:

•Grant Thornton’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (“PCAOB”) as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Rules of the PCAOB;
•Grant Thornton’s independence;
•external data relating to Grant Thornton’s performance, including PCAOB reports on Grant Thornton and its peer firms;
•the firm’s capability and expertise in handling the complexity of the Company’s operations;
•the professional qualifications and experience of key members of the engagement team, including the lead audit partner, for the audit of the Company’s consolidated financial statements; and
•the appropriateness of the Independent Auditor’s fees, on both an absolute basis and as compared to its peer firms.

The members of the Audit Committee believe that the continued retention of Grant Thornton to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders. Their appointment is being presented to the shareholders for ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider such results and determine whether to recommend and appoint a different independent registered public accounting firm to audit our consolidated financial statements in the future.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES
To help assure independence of our Independent Auditor, our Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown in the table which were billed by our Independent Auditors in 2024 and 2023, 100% were approved by the Audit Committee.

FEES
For the fiscal years ended December 31, 2024 and 2023, the following fees were billed to us by Grant Thornton:

	2024	2023
Audit Fees	$1,319,259	$1,047,038
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$1,319,259	$1,047,038

AUDIT COMMITTEE AND MEETINGS
In addition to appointing the Independent Auditor, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the Company’s financial statements, financial reporting process, internal controls, internal audit function, annual independent audit, enterprise risk management and cybersecurity. In their oversight role, the members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by our management and the Independent Auditor.
The Audit Committee is comprised of all independent directors who meet the financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Board has designated each of Dr. Terry S. Maness (Chairman) and Mary Taylor as an “Audit Committee financial expert” under the SEC rules.

Regular audit committee meetings generally take place immediately before a Board meeting to maximize interaction with the Board. The Audit Committee also meets before the Company issues its quarterly and annual financial results. The meetings typically include the Chief Executive Officer and Chief Financial Officer, along with other members of senior management, and the internal auditors.

At each regular committee meeting, the Audit Committee conducts a review session at which senior management provides briefings on current issues, trends and developments, and is briefed by the Chief Financial Officer on the Company's financial results and the Chief Information Security Officer on information security matters. In addition, the internal auditors provide their report. Representatives of the Independent Auditor attend the meeting and present their findings. The Audit Committee also meets separately with the Independent Auditor representatives and/or the lead audit partner upon request. The Audit Committee reports regularly to the Board.

PRIMARY RESPONSIBILITIES AND 2024 ACTIONS

The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, financial reporting process and system of internal controls, including the internal audit function. The Audit Committee also oversees the Company’s compliance with legal, regulatory and public disclosure requirements, and the Independent Auditor’s qualifications, independence and performance. The Audit Committee also generally oversees the Company’s overall enterprise risk management program and approves any related party transactions.

During 2024, among other things, the Audit Committee:

•Reviewed and discussed with management the Company’s quarterly and annual results;
•Re-appointed Grant Thornton as the Company’s independent auditor;
•Reviewed the activities and findings of the Company’s internal audit function;
•Actively engaged with the Chief Information Security Officer on security and cybersecurity matters and reviewed information security and cybersecurity risks;
•Reviewed compliance risks, including anti-money laundering risks, with the Company’s Chief Legal Officer;
•Reviewed the Audit Committee charter;
•Performed a self-assessment; and
•Met independently with the independent auditor.

AUDIT COMMITTEE REPORT
Management is responsible for preparing our consolidated financial statements and the reporting process and Grant Thornton, our Independent Auditor, is responsible for auditing those financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB). The Audit Committee is responsible for overseeing the conduct of these activities by our management and the Independent Auditor.
The Audit Committee is also responsible for establishing procedures to address complaints regarding accounting, internal control or auditing issues, as well as the anonymous submission by employees of concerns regarding accounting or auditing matters. In this context, the Audit Committee routinely meets and holds discussions with management and the Independent Auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Auditor.
During 2024, the Audit Committee:
•Reviewed and discussed the Company’s audited financial statements with management;
•Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•Received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and
•Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

AUDIT COMMITTEE
Dr. Terry S. Maness (Chair)
J. Keith Morgan
Mary Taylor

EXECUTIVE OFFICERS

PROPOSAL NO. 3: ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay”)

What Am I Voting On?

Holders of Class A common stock are being asked to approve, on an advisory basis, the compensation of our Named Executive Officers as described in the Executive Compensation section of this proxy statement.

Voting Recommendation: FOR
Our Compensation Committee provides independent oversight of our executive compensation with the assistance of an independent compensation consultant. We believe our executive compensation program is working effectively and is aligned with our business goals and strategy and demonstrates a strong link between pay and performance.

Voting Standard:

Proposal No. 3 will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST it. Abstentions and broker non-votes will be disregarded and have no impact on the vote, other than for establishing a quorum.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the vote when considering future executive pay.

OUR EXECUTIVE OFFICERS
The Executive Officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. The following sets forth certain information as of the date of this proxy statement regarding our Executive Officers:
Jon Stenberg, 59 Chief Executive Officer, President

See the discussion under "Board Nominees" for Mr. Stenberg's information.

Jeffery P. Conklin, 55 Chief Financial Officer, Treasurer and Chief Investment Officer
Professional Experience: Mr. Conklin joined the Company in May 2017 and has served as Chief Financial Officer since September 20, 2019. He has also served as Chief Accounting Officer and Treasurer of the Company since September 2017, and Chief Investment Officer since March 2019. Prior to assuming his current positions, Mr. Conklin served as Interim Chief Financial Officer from March 2019 to September 20, 2019, and Vice President, Chief Accounting Officer from May 2017 to September 2017. Mr. Conklin came to the Company with over 20 years of life insurance and financial reporting experience, having worked at American International Group (AIG) from 2004 to 2017 in various capacities, including Vice President of Financial Reporting and Vice President of Special Projects. In addition to financial reporting, Mr. Conklin brings the Company expertise in budgeting, financial analysis and implementation of strategic accounting initiatives.
Education:     B. A. – Business / Accounting, The University of Olivet, Michigan

Paula Guerrero, 60 Chief Information Officer
Professional Experience: Ms. Guerrero was named Chief Information Officer on January 1, 2025, after serving as the head of the Company's Information Technology department since February 2021. She is responsible for the IT Department, which encompasses the Infrastructure, Help Desk, Policy Administration System, and Portal teams. Ms. Guerrero brings more than 35 years of IT and software development experience in roles ranging from individual contributor through team leadership and management to department director. In the course of her career, she has worked in variety of industries for companies ranging in size from startups to multinational corporations. Before joining Citizens, Ms. Guerrero spent 5 years leading multiple IT technical teams for FirstCare Health Plans and Scott & White Health Plan (a Baylor Scott & White company), which acquired FirstCare at the start of 2019. She led the technical teams charged with the data migration, vendor implementations, creation and operationalization of inbound/outbound file exchanges, and internal IT systems integrations required to affect the consolidation of operational processes for Scott & White Health Plan and FirstCare Health Plans.
Education:     B. S. – GMI Engineering and Management Institute, Flint, Michigan

Sheryl Kinlaw, 56, Chief Legal Officer and Secretary
Professional Experience: Ms. Kinlaw became Chief Legal Officer and Secretary of the Company in July 2021. She previously served as Interim Chief Legal Officer from April 2021 until her appointment in July 2021 and provided outside counsel services to the Company starting in March 2020. Prior to joining Citizens as Chief Legal Officer, Ms. Kinlaw was principal of her own law firm since 2013 where she provided dedicated outsourced general counsel and specialized legal counsel services. Clients included both insurance carriers and independent marketing organizations that distribute insurance products. Prior to forming her own law firm, Ms. Kinlaw served as a partner and the securities practice chair at Culhane Meadows, PLLC, and senior level counsel for two public companies– FIC Insurance Group (Austin) and THQ (Los Angeles). Ms. Kinlaw is licensed to practice law in Colorado and Texas.
Education:    B.A. – Economics / International Studies, University of California, Los Angeles (UCLA)
J.D. – University of Texas School of Law

Bryon Matthew Lewis, 51, Chief Operating Officer
Professional Experience: Mr. Lewis was appointed as Chief Operating Officer on January 1, 2025. He served served as Vice President, Operations of the Company since November 2021 and as an Operations consultant for the Company from July 2021. Mr. Lewis is an operations and technology senior leader who prior to joining Citizens was the IS Director of HP Infrastructure and Planning at Baylor Scott and White Health from 2019 to 2021 and AVP of IT Operations from July 2027 to 2019, and prior to that served as Project Engineering Director at E2Open from December 2013 to 2017.
Education:     B. S. – Information Technology, University of Massachusetts - Lowell

Harvey J. L. Waite, 64 Chief Actuary
Professional Experience: Mr. Waite has served as the Company's Chief Actuary since April 2020. Prior to assuming his current position, Mr. Waite served as Interim Chief Actuary from August 2018 to April 2020 and Pricing Actuary Consultant from November 2017 to July 2018. Mr. Waite came to the Company with over 20 years of actuarial, product and financial experience, including life insurance company experience. Previously, Mr. Waite worked at Bank of America from 2006 to 2017 in various capacities, including Senior Vice President, Actuarial Risk Executive, and Senior Vice President, Credit Risk Executive. Prior to that, Mr. Waite served as Vice President, Actuary at Fleet Credit Card Services (which was acquired by Bank of America in 2004) from 2000 to 2006. Mr. Waite also served in various capacities at Academy Life Insurance Company (an AEGON company) from 1996 to 2000, including Vice President and Chief Actuary and Assistant Vice President and Actuary.
Education:    HBSc – Mathematics / Actuarial Science, University of Western Ontario
Professional Designations: FSA, MAAA

EXECUTIVE COMPENSATION

As a smaller reporting company, in addition to required compensation disclosures, we are voluntarily providing investors certain material information that we believe is necessary to a more thorough understanding of our compensation policies and decisions regarding our executive officers.

Our Named Executive Officers in 2024 were:

•Jon Stenberg, Chief Executive Officer and President*
•Gerald W. Shields, Former Chief Executive Officer and President**
•Jeffery P. Conklin, Chief Financial Officer, Treasurer and Chief Investment Officer
•Sheryl Kinlaw, Chief Legal Officer and Secretary

* Mr. Stenberg was appointed President on March 18, 2024 and Chief Executive Officer on July 1, 2024.
** Mr. Shields served as President through March 2024 and Chief Executive Officer through June 30, 2024.

EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Executive Compensation Best Practices
■We have an annual “say on pay” advisory vote, as elected by our shareholders. In 2024, 90% of our shareholders voted in favor of "say on pay"
■Pay for Performance - A substantial portion of compensation for our Named Executive officers is performance-based and aligned with creation of shareholder value
■Stock Ownership Guidelines
■Compensation Recovery Policy
■No single trigger payment on Change of Control
■No pension or other special benefits
■Limited "perks"

KEY ELEMENTS OF EXECUTIVE COMPENSATION IN 2024

The key elements of our executive compensation program include:

•Base Salary. This is fixed compensation and is measured primarily by individual experience and knowledge brought to such position. The purpose is to compensate executive officers fairly for the responsibility of the position held.

•Short-Term Incentive Opportunity. This is variable compensation and is measured primarily by annual corporate performance. The purpose is to motivate and reward executive officers for achieving our annual business objectives.
•Long-Term Incentive Equity Opportunity. This is variable compensation. It is split into two components:
◦Performance Share Units (PSUs) - 60%. PSUs have a 3-year performance period. The purposes of granting PSUs are to: (1) motivate executive officers by linking incentives to the achievement of longer-term performance goals and the performance of our Class A common stock over the long term; and (2) reinforce the link between the interests of our executive officers and shareholders.
◦Restricted Stock Units (RSUs) - 40%. RSUs have a 3-year vesting period and a primary purpose is to retain executive officers over the performance period of the PSUs.

The Compensation Committee’s goal is to create a competitive compensation package for each Named Executive Officer using the Competitive Compensation Data (as described below in the section titled “Peer Company Data”) to help determine each element of our executive pay.

THE DECISION-MAKING PROCESS

The Role of the Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent directors. The Compensation Committee is responsible for designing our executive compensation program, including each element of the program, and determining and approving total executive compensation for each executive officer. The Compensation Committee’s decisions with respect to our executive officers’ compensation are reviewed and approved by the Board.

Additionally, the Compensation Committee is responsible for selecting, retaining and reviewing the performance of the Company's independent compensation consultant. In 2024, the Compensation Committee continued to engage Meridian Compensation Partners ("Meridian") as its independent compensation consultant. In retaining and reviewing the compensation consultant's performance, the Compensation Committee considers the independence of the compensation consultant in accordance with SEC rules. During 2024 Meridian did not provide services to the Company other than services for the Compensation Committee. The Compensation Committee therefore concluded that no conflict of interest existed that would prevent Meridian from serving as an independent consultant to the Compensation Committee.

The Role of the Compensation Consultant. The Compensation Consultant aids the Compensation Committee in its administration of the executive compensation program. In late 2023 and early 2024, Meridian helped the Compensation Committee design the Company's first-ever long-term incentive compensation program ("LTIP"), including recommending the addition of PSUs to the executive compensation package. Additionally, Meridian provides competitive compensation data to the Compensation Committee to help the Committee determine the levels of base salary, cash bonuses and equity that are fair and competitive.

Peer Company Data. The use of compensation data from a peer group of public companies that are comparable in industry, size (e.g., assets, market capitalization) and performance (the “Peer Company Data”) is an important aspect of determining our executive compensation. Since we compete for executive talent with comparable companies, utilizing the Peer Company Data helps us create a competitive compensation program that is structured to be compatible with our pay-for-performance compensation philosophy.

In setting executive officer compensation, Meridian recommended and the Compensation Committee used Peer Company Data from the following comparable companies (the “Peer Group”):

Company (in order of assets)	Primary Industry	Total Assets* ($M)
PRA Group, Inc.	Consumer Finance	$4,525
Consumer Portfolio Services, Inc.	Consumer Finance	$2,904
Stewart Information Services Corporation	Property and Casualty Insurance	$2,703
Medallion Financial Corp.	Consumer Finance	$2,588
Global Indemnity Group, LLC	Property and Casualty Insurance	$1,730
Safety Insurance Group, Inc.	Property and Casualty Insurance	$2,094
HCI Group, Inc.	Property and Casualty Insurance	$1,811
Regional Management Corp.	Consumer Finance	$1,795
Global Indemnity Group, LLC	Property and Casualty Insurance	$1,730
Maiden Holdings, Ltd.	Reinsurance	$1,519
EZCORP, Inc.	Consumer Finance	$1,481
AMERISAFE, Inc.	Property and Casualty Insurance	$1,229
World Acceptance Corporation	Consumer Finance	$1,120
American Coastal Insurance Corporation (f/k/a United Insurance Holdings Corp.)	Property and Casualty Insurance	$1,062

50th Percentile		$1,500

Citizens, Inc.	Life and Health Insurance	$1,669
* Total Assets as of December 31, 2023, based on most recent annual report on Form 10-K filed by such company.

Information We Use to Determine Executive Compensation

As mentioned above, the use of Peer Company Data plays an important role in determining our executive compensation. In addition we use data sourced from LOMA, an international trade association for the insurance and financial services industry (with the Peer Company Data, collectively, the “Competitive Compensation Data”).

We review the Competitive Compensation Data as a reference point in setting our executive officers’ base salaries and annual incentive bonus opportunities to ensure that we are offering competitive compensation packages to our named executive officers. The Compensation Committee considered the Competitive Compensation Data in setting executive officer compensation for 2024.

2024 EXECUTIVE COMPENSATION DECISIONS IN DETAIL

Components of Total Compensation

Base Salary

Base salary is a customary, fixed element of compensation intended to attract and retain executive officers. Base salaries are set when an executive officer is hired or promoted into his or her position and may be modified based on each executive officer’s experience, responsibilities, market demand and consideration of the Competitive Compensation Data.

Our Named Executive Officers were paid the following base salaries for 2024:

Jon Stenberg*	$450,000 / $500,000
Gerald W. Shields**	$400,000
Jeffery P. Conklin	$430,000
Sheryl Kinlaw	$350,000
* Mr. Stenberg's annualized base salary was $450,000 during the period he served as President (March 18-June 30, 2024) and then increased to $500,000 when he was appointed Chief Executive Officer on July 1, 2024.

** Mr. Shields annualized salary for 2024 was $800,000; amount reflects actual salary through June 30, 2024.

Short-Term Incentive Opportunity

In 2024, our executive officers were eligible to earn a short-term incentive opportunity that consisted of a cash bonus (the “Cash Bonus”). The Cash Bonus is designed to place at risk a portion of each officer’s total direct compensation and is pay for performance delivered during the year.

There are three steps to establishing the Cash Bonus opportunity.

Step 1: Establish Performance Objectives
The process for establishing the performance objectives starts at the beginning of the year, when the Compensation Committee, with input from the Chief Executive Officer, establishes the performance objectives for the year. The goal of the performance objectives is to tie the Cash Bonus opportunity to achievement of the Company’s highest priorities (i.e., short-term goals).

In 2024, the performance objectives (the “2024 Milestones”) were:

First Year Sales Growth	Improve Policy Retention	Execution	Financial Discipline

Achieve first year sales growth across all 3 markets.	Improve policy lapses and surrenders to improve in-force revenue while maintaining an established first year persistency level.	Maintain and execute on the approved 5 Quarter Roadmap.	• •120% Payout Goal: Net Pre-tax income of 120% of budget •100% Payout Goal: Net Pre-tax income of 110% of budget •80% Payout goal: Net Pre-tax income of 100% of budget

Step 2: Set the Target Cash Bonus Opportunity for each Named Executive Officer
The Cash Bonus opportunity for each Named Executive Officer is set by the Compensation Committee, based on Competitive Compensation Data and in the case of Mr. Shields and Mr. Stenberg, as reflected in the Shields Employment Agreement and Stenberg Employment Agreement, respectively.

The 2024 target Cash Bonus for each Named Executive Officer was:

Named Executive Officer	Base Salary	Target Cash Bonus
Jon Stenberg (CEO)	$500,000	$400,000
Jon Stenberg (President)	$450,000	$350,000
Gerald W. Shields	$400,000	$300,000
Jeffery P. Conklin	$430,000	$170,000
Sheryl Kinlaw	$350,000	$150,000

Mr. Stenberg's annualized Cash Bonus target was $350,000 during the period he served as President (March 18-June 30, 2024) and then increased to $400,000 when he was appointed Chief Executive Officer on July 1, 2024. The above amounts are annualized targets, which were pro-rated to reflect actual time served in each position.

Step 3: Tying the Cash Bonus Opportunity to the Milestones
The Compensation Committee ties a percentage of each executive officer’s Cash Bonus opportunity to each milestone with a higher percentage tied to the milestone that such person is responsible for driving. We believe that this step provides clear objectives to motivate the Company’s leadership to meet high standards of values-driven leadership in addition to delivering strong financial results.

In 2024, the Compensation Committee weighed the milestones as follows:

Named Executive Officers	MILESTONE 1 First Year Sales Increase	MILESTONE 2 Improved Policy Retention	MILESTONE 3 Roadmap Execution	MILESTONE 4 Financials & Expense Discipline
Jon Stenberg	25%	25%	25%	25%
Gerald W. Shields	25%	25%	25%	25%
Jeffery P. Conklin	20%	10%	35%	35%
Sheryl Kinlaw	20%	10%	35%	35%

Calculating the 2024 Cash Bonus

Because the calculation of the Cash Bonus opportunity is formulaic, following conclusion of the 2024 fiscal year, the Compensation Committee determined the achievement of each of the 2024 Milestones in order to calculate the 2024 Cash Bonus amount for each Named Executive Officer.

2024 Milestone	Percentage of Milestone Achieved	2024 Key Accomplishments/Results
First Year Sales Growth	110%	•Achieved 120% payout goal for international; achieved almost 50% higher than the 120% payout goal for domestic, leading to a 71% increase in direct first year life and A&H premiums.
Retention Improvement	90%	•Achieved 100% goal for international and 80% for Home Services Insurance segment
Roadmap Execution	120%
•Delivered over and above plan on 5-quarter roadmap, which included completion of 20 projects, including new products, additional domestic distribution channels and agents, enhancements to our policy administration system and payment systems to enhance agent and customer experience and maintaining AM Best rating.

Financial and Expense Discipline	80%	•Achieved 100% of budgeted net Pre-tax income

Once the achievement percentages are set for each milestone, the Cash Bonus was calculated for each Named Executive Officer by multiplying the percentage achieved for each milestone by such person's weighting for each such milestone to determine the bonus multiplier.

Named Executive Officer	First Year Sales Growth			=	Retention Improvement			=	Roadmap Execution			=	Financial & Expense Discipline			=	TOTAL
Jon Stenberg	.25	x	1.1	.275	.25	x	.9	.225	.25	x	1.2	.3	.25	x	0.8	0.2	100%
Gerald W. Shields	.25	x	1.1	.275	.25	x	.9	.225	.25	x	1.2	.3	.25	x	0.8	0.2	100%
Jeffery P. Conklin	.20	x	1.1	.22	.10	x	.9	.09	.35	x	1.2	.42	.35	x	0.8	0.28	101%
Sheryl Kinlaw	.20	x	1.1	.22	.10	x	.9	.09	.35	x	1.2	.42	.35	x	0.8	0.28	101%

The total (bonus multiplier) is then multiplied by each Named Executive Officer's target Cash Bonus opportunity to determine the Annual Bonus earned.

Named Executive Officers	Cash Bonus Target Value	x	Cash Bonus Paid
Jon Stenberg	$300,410	100%	$300,410
Gerald W. Shields	$300,000	100%	$300,000
Jeffery P. Conklin	$170,000	101%	$171,700
Sheryl Kinlaw	$150,000	101%	$151,500

TOTAL	$620,000		$623,200

The Cash Bonus amounts paid to each Named Executive Officer is reported under “Non-equity Incentive Plan Compensation” in the Summary Compensation Table on page 39.

Long-Term Incentive Opportunity

In 2024, the Compensation Committee added a long-term incentive (LTI) component to the executive compensation program. Instead of granting equity as part of the annual short-term incentive award, in order to better align management performance to shareholder interests, equity grants to executive management are now made annually pursuant to the LTI plan.

Annual long-term incentive awards consist of RSUs (40% of each executive's LTI award) and Performance Share Units (PSUs) (60% of each executive's LTI award). The RSUs vest pro-rata over three years (1/3 per year) and are intended to retain executive leadership during the applicable performance period. PSUs vest at the end of a three-year performance period to the extent Citizens meets pre-established performance targets.

The following table shows the LTI grants made to each named executive officer in 2024:

Executive	Target (in $)	RSUs (2)	PSUs (4)
Jon Stenberg (1)	$325,962	60,928	91,391
Jeffery P. Conklin	$200,000	37,383	56,075
Sheryl Kinlaw	$175,000	32,710	49,065

(1) Mr. Stenberg's LTI award was pro-rated to reflect his March 18, 2024 start date and for his time as
President and time as CEO.

The performance metric for the PSUs is achievement of a certain compound growth rate in adjusted book value from the beginning to the end of the performance period. The Compensation Committee and Board believe that using adjusted book value growth as a metric aligns management performance to shareholder interests because the Company's stock price is generally a multiple of the adjusted book value.

Percent of granted PSUs earned if the Adjusted Book Value per Class A Common Share at 12/31/2026 is:
< $6.79	—%
$6.79-$8.00	50%
$8.01-$9.36	100%
>$9.37	200%
Each earned PSU converts into one share of Class A Common Stock at March 28, 2027. The payment of the PSU award remains contingent on continued employment through the end of the three-year performance period (except in certain events such as change in control, retirement, disability or death).

Gerald Shields did not receive an LTI award. Pursuant to his contract, which terminated on June 30, 2024, he was entitled to receive up to $125,000 in RSUs, subject to the Company's achievement of its annual short-term pay-for-performance goals for 2024.

OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Severance Arrangements

The Shields Employment Agreement provided for and the Stenberg Employment Agreement provides for cash severance and other benefits in connection with a qualifying termination following a Change in Control.

Mr. Conklin and Ms. Kinlaw are entitled to potential payments and benefits pursuant to each of their Change in Leadership Agreement. A more detailed description of this agreement is set forth below in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 44.

As of December 31, 2024, the Company did not have any other severance arrangements in place with any of its executive officers.

Inducement Equity Grants

In order to attract and retain talent, from time-to-time we offer inducement equity awards in the form of RSUs that vest over 3-year terms. We believe that such awards allow us to recruit talent and incentivize employees to remain at Citizens in order to help drive our strategic goals. An inducement equity grant in the amount of $300,000, which equated to 135,747 RSUs, was made to Mr. Stenberg in 2024.

RSU Retirement Policy

The RSU retirement policy defines how unvested RSUs are to be handed for individuals retiring from the Company. This policy allows employees who have unvested RSUs at the time of Retirement to continue vesting without penalty or forfeiture if the employee is retiring on a voluntary basis and has had favorable annual performance reviews over the prior 3 years. "Retirement" for the purposes of this policy equals the Early Retirement Age as defined by the Social Security Administration (currently age 62); provided, however, an employee must have a minimum of 5 years of employment with the Company to be eligible for the continued vesting benefit. The Board believes that this policy allows for a process to be followed consistently and help the Company recruit and retain staff through retirement in order to ensure continuity of leadership of employees who are considering retiring from Citizens.

Compensation Recovery Policy

Effective December 1, 2023, the Company adopted a Compensation Recovery Policy that requires the Company to recover erroneously awarded compensation paid to its executive officers in the event that the Company is required to prepare certain financial restatements. In 2024, the Company was not required to and did not prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to our Compensation Recovery Policy and there was no outstanding balance as of the end of 2024 of erroneously awarded compensation to be recovered from the application of such policy to a prior restatement.

Policies and Practices Related to the Grant of Certain Equity Awards Close In Time to the Release of Material Nonpublic Information

We do not grant options to any of our directors, officers or employees. Annual RSU and PSU grants made under the LTI plan are made on the last day the stock market is open in the month of March, which is generally at least 2 weeks after we have filed our Annual Report on Form 10-K and prior year results in our earnings release.

COMPENSATION TABLES

The following tables, footnotes and narrative discuss the compensation of each of our current Named Executive Officers for both 2024 and 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)

Jon Stenberg	2024	381,250	625,964	300,410	127,640	(3)	1,435,264

Gerald W. Shields	2024	400,000	162,308	300,000	93,869	(4)	956,177
Former Chief Executive Officer and President	2023	775,000	234,999	389,541	1,200	(4)	1,400,740

Jeffery P. Conklin	2024	430,000	280,181	171,700	14,400	(5)	896,281
Chief Financial Officer, Chief Investment Officer and Treasurer	2023	430,000	107,605	90,872	15,988	(5)	644,465

Sheryl Kinlaw	2024	350,000	272,408	151,500	14,200	(6)	788,108
Chief Legal Officer and Secretary	2023	350,000	94,998	97,408	14,200	(6)	556,606

(1)The amounts listed in Stock Awards reflect the aggregate grant date fair value of awards of RSUs and PSUs granted under the Citizens, Inc. Omnibus Incentive Plan and do not reflect compensation actually received. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s Class A common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K.
Stock awards in 2024 consist of (i) RSU awards granted on March 28, 2024 for achievement of 2023 performance goals, and (ii) RSUs and PSUs granted pursuant to the Company's new LTI plan discussed above. RSUs have three year vesting terms, subject to acceleration under certain circumstances as described herein and PSUs have a 3-year performance period described above.
2023 - The 2023 RSU awards were granted on March 31, 2023 for achievement of 2022 performance goals and have three year vesting terms, subject to acceleration under certain circumstances as described herein.
(2)The amounts reflect the performance-based cash incentive bonus earned by each Named Executive Officer in each year in recognition of achievement of the relevant performance measure satisfied during such year, although not payable until the following fiscal year. For example, the amount reflected in the 2024 column was earned for the goals achieved for 2024, even though not paid until March 2025. See “Short-Term Incentive Opportunity” starting on page 35 for additional discussion on achievement and payout of the 2024 non-equity incentive plan compensation.
(3)All Other Compensation for Mr. Stenberg includes $79,981 in relocation payments and $39,109 in related tax gross-up, $7,500 in contributions to 401(k) and $1,050 to his HSA plan.
(4)All Other Compensation for Mr. Shields for 2024 includes director fees from July 1 - December 31 in the amount of $57,500, PTO payout upon termination of his employment as CEO on June 30, 2024 in the amount of $35,769 and a $600 contribution to his HSA plan. For 2023 includes contribution to his HSA plan.
(5)Includes the Company’s contributions to Mr. Conklin's defined contribution plan and health savings accounts. For 2023, includes a one-time bonus in the amount Mr. Conklin would have received for his 401(k) match in 2022 and 2021 if he had spread his own 401(k) contributions evenly throughout the year rather than "front loading" contributions.
(6)Includes the Company’s contributions to Ms. Kinlaw's defined contribution plan and health savings accounts.

The amounts in the salary and non-equity incentive plan compensation columns of the “Summary Compensation Table” reflect actual amounts earned in the relevant years (even if paid in a subsequent year), while the amounts in the stock awards column reflect the fair market values of equity granted during the year and not actual amounts paid. The tables entitled “Outstanding Equity Awards at 2024 Year-End” and “Stock Vested” provide further information on the Named Executive Officers potential realizable value and actual value realized with respect to their equity awards.

Narrative Disclosure to Summary Compensation Table

Summary of CEO Compensation Agreements

As we have continued to enhance our pay-for-performance program, we have moved more of our Chief Executive Officer's pay to more variable compensation, i.e., annual cash bonus and long-term equity incentive, to better align performance with creation of shareholder value.

Base Salary:
Shields:	$800,000
Stenberg:	$500,000

Short-Term Incentive Target Compensation (cash):
Shields	$600,000
Stenberg:	$400,000

Long-Term Incentive Target Compensation (equity):
Shields:	$250,000
Stenberg:	$450,000
Shields Employment Agreement

On January 1, 2022, Gerald W. Shields was appointed as the Company's Chief Executive Officer and entered into an Executive Employment Agreement, which was effective on January 1, 2022. On November 9, 2023, the Board approved an amendment to the Shields Employment Agreement to extend the term from December 31, 2023 to June 30, 2024 (as amended, the "Shields Employment Agreement"). The Board was engaged in a search to find a successor Chief Executive Officer and thus approved the amendment in order to allow the Board to complete its search and facilitate a smooth transition from Mr. Shields to the new Chief Executive Officer.

Below is a summary of the material terms of the Shields Employment Agreement for 2024. Capitalized terms used but not defined below have the meanings set forth in the Shields Employment Agreement.

Term:    The Shields Employment Agreement terminated on June 30, 2024.

Base Salary:    $400,000 for the six-months ending June 30, 2024 ($800,000 annualized).

Short-Term Incentive:    Annual cash bonus of up to $300,000 ($600,000 annualized). The amount of the actual cash bonus awarded, if any, shall be determined by the Board of the Company’s Compensation Committee based on the achievement of annual performance objectives.

Long-Term Incentive:    Equity incentive compensation in an amount up to $125,000 ($250,000 annualized). The long-term incentive is granted in the form of restricted stock units and based on the achievement of annual performance objectives.

Additionally, all unvested RSUs granted during the Initial Term (prior to December 31, 2023) shall automatically vest at the end of the Extended Term (June 30, 2024). Any RSUs granted for satisfaction of the 2024 pay-for-performance goals shall automatically vest on March 31, 2025.

The foregoing summary of the Shields Employment Agreement is not complete and is subject to, and qualified by reference to, (i) the full text of the Shields Employment Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2021, and (ii) the full text of the Amendment, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on November 15, 2023.

Stenberg Employment Agreement

On March 18, 2024, the Company appointed Jon Stenberg as President, reporting to Mr. Shields until June 30, 2024, and on July 1, 2024, he was appointed Chief Executive Officer. In connection with Mr. Stenberg’s appointment, he and the Company entered into an Executive Employment Agreement, effective as of March 18, 2024 (the “Stenberg Employment Agreement”)

Below is a summary of the material terms of the Stenberg Employment Agreement. Capitalized terms used but not defined below have the meanings set forth in the Stenberg Employment Agreement.

Term: The Stenberg Employment Agreement appointed Mr. Stenberg to serve as the Company’s President until June 30, 2024 and from July 1, 2024, to serve as the Company’s Chief Executive Officer. The Employment Agreement has an initial term through June 30, 2027 and contains standard 1-year renewal provisions.

Base Salary: $450,000 per year while serving as President; $500,000 per year while serving as Chief Executive Officer, subject to annual review by the Company’s Board, who may increase the base salary in its sole discretion.

Short-Term Incentive: Target bonus for the Annual Bonus Opportunity is $350,000 per year while serving as President; $400,000 per year wile serving as Chief Executive Officer. The amount of the Annual Bonus Opportunity paid each year shall be based on the degree to which performance goals established by the Board for each such fiscal year have been satisfied, as determined by the Board in its sole discretion (such amount as actually determined, the “Annual Bonus”). In the first year of the Term, the Annual Bonus shall be pro-rated based on the time served as President and the time served as Chief Executive Officer.

Long-Term Incentive (LTI): LTI target bonus of $350,000 per year while serving as President; $450,000 per year wile serving as Chief Executive Officer. In each case, the target bonus shall be paid in the form of restricted stock units (RSU) and/or performance stock units (PSU), or other equity grants available under the Company’s equity incentive plan then in place, the terms and conditions of which shall be governed by the applicable award agreements and equity plan documents. The amount of the LTI actually paid each year shall be based on the degree to which applicable long-term performance goals established by the Board have been satisfied, as determined by the Board in its sole discretion. In the first year of the Term, the LTI shall be pro-rated based on the time served as President and the time served as Chief Executive Officer.

Sign-On Bonus: Grant of RSUs in the amount of $300,000, vesting over 3 years in equal 1/3 increments on the first, second and third anniversary of the effective date of the Stenberg Employment Agreement.

Relocation Payment: Mr. Stenberg is allowed certain relocation benefits and reimbursements, as reflected in the Stenberg Employment Agreement, including reimbursement for up to $35,000 of closing costs, up to $5,000 per month for temporary housing for up to 6 months, reimbursement for up to $50,000 for moving expenses and a $10,000 lump sum for miscellaneous relocation expenses. All such amounts will be grossed up.

Benefits. Mr. Stenberg is eligible to participate in all employee benefit plans and programs available generally to other similarly-situated executives of Citizens.

Termination Payments. In the event that Mr. Stenberg's employment is terminated for one of the reasons stated below, he shall be paid as described below.

Death or Disability: (i) Accrued Amounts, (ii) Pro-Rated Annual Bonus, (iii) Pro-Rated LTI.

Termination at Board's Discretion - other than In Anticipation of a Change of Control or Following a Change of Control: (i) Accrued Amounts, (ii) Pro-Rated Annual Bonus, (iii) Pro-Rated LTI, (iv) 6-months additional Base Salary.

Termination for Good Reason - Other than within the one (1) year period following a Change in Control: (i) Accrued Amounts, (ii) 50% of the Pro-Rated Annual Bonus, (iii) 50% of the Pro-Rated LTI, (iv) 50% of the Base Salary for the number of months remaining in the term, payable in equal installments during the Severance Period (v) immediate vesting of unvested equity awards, and (vi) Benefits Continuation.

Payments Upon a Termination without Cause, Board Discretion or for Good Reason In Anticipation of a Change in Control. (i) Accrued Amounts, (ii) Pro-Rated Annual Bonus, (iii) Pro-Rated LTI, (iv) two times the Base Salary at the time of termination, (v) two times the most recent Annual Bonus, (vi) immediate vesting of unvested equity awards, and (vii) Benefits Continuation.

Termination payments for other than death or disability are subject to Mr. Stenberg signing a release and subject to the restrictive covenants with respect to confidentiality, intellectual property, non-disparagement, non-competition and non-solicitation, as described in the Stenberg Employment Agreement.

Certain Definitions. For purposes of the Termination Payments:

"Accrued Amounts" means a cash payment equal to (i) earned but unpaid Base Salary accrued through the date of termination, plus (ii) accrued but unused PTO, plus (iii) earned, but unpaid Annual Bonus, if any, which was earned for the previous fiscal year, plus (iv) reimbursement of reasonable business expenses and disbursements incurred and documented prior to the date of termination.

"Benefits Continuation" means payment by the Company of the cost of Mr. Stenberg's participation in the Company's group health plan (as elected as of the date of termination) for the number of months left in the Term.

"Change in Control" means (1) the dissolution or liquidation of the Company, (2) the merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or immediately following which the persons or entities who were beneficial owners (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of voting securities of the Company immediately prior thereto cease to beneficially own more than fifty percent (50%) of the voting securities of the surviving entity immediately thereafter; (3) a sale of all or substantially all of the assets of the Company to another person or entity; (4) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) that results in any person or entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than persons who are shareholders or affiliates immediately prior to the transaction) owning thirty percent (30%) or more of the combined voting power of all classes of shares of the Company; or (5) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board.

“In Anticipation of a Change in Control” shall mean termination of employment by the Company without Cause or for Board Discretion within the ninety (90)-day period prior to the consummation of a Change in Control.

"Pro-Rated Annual Bonus" means a cash payment equal to the pro-rated Annual Bonus for the year of termination, based on the degree to which performance metrics for the fiscal year of termination are satisfied (paid at the same time as bonuses are paid to similarly situated executives).

"Pro-Rated LTI" means an equity payment equal to the pro-rated LTI awarded for the year of Executive’s termination, based on the degree to which performance metrics for the fiscal year of termination are satisfied, awarded at the same time as LTI is paid to similarly situated executives of the Company

"Severance Period" means the number of months remaining in the Term following the date of termination.

The foregoing summary of the Stenberg Employment Agreement is not complete and is subject to, and qualified by reference to, (i) the full text of the Stenberg Employment Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2024.

No other Named Executive Officer had an employment agreement in 2024.

Material Terms of Stock Awards and Non-Equity Incentive Plan Awards

The material terms of stock awards and non-equity incentive plan awards made to our Named Executive Officers during the last completed fiscal year are described starting on page 36, "Executive Compensation - Short-Term Incentive Opportunity" and "Long-Term Incentive Opportunity".

OUTSTANDING EQUITY AWARDS AT 2024 YEAR-END

The following table shows information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2024. Mr. Shields did not hold an outstanding equity award as of such date.

Name	Grant Date		Number of shares or units of stock that have not vested (1) (#)	Market value of shares or units of stock that have not vested (3) ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (2) (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (3) ($)

Jon Stenberg	3/18/2024	(7)	135,747	$544,345
	3/28/2024	(6)	60,928	$244,321	45,696	$183,241

Jeffery P. Conklin	3/31/2022	(4)	7,847	$31,466
	3/31/2023	(5)	19,336	$77,537
	3/28/2024	(6)	74,851	$300,153	28,037	$112,428

Sheryl Kinlaw	3/31/2022	(4)	3,171	$12,716
	3/31/2023	(5)	17,071	$68,453
	3/28/2024	(6)	78,228	$313,694	24,533	$98,377

(1)These are Restricted Stock Units (RSUs) that have time-based vesting requirements.

(2)These are Performance Share Units (PSUs) that have a 3-year performance period, ending on December 31, 2026. Reflects the number of shares that would be awarded based on achieving threshold performance goals.

(3)The dollar amounts are determined by multiplying the number of RSUs plus PSUs by $4.01, the closing price of the Company’s Class A common stock on December 31, 2024.

(4)These RSUs were granted on March 31, 2022 and vest equally over 3 years. As of December 31, 2024, 1/3 of the grant remained outstanding; the grant fully vested on March 31, 2025.

(5)These RSUs were granted on March 31, 2023 and vest equally over 3 years. As of December 31, 2023, 2/3 of the original grant amount remained outstanding. 1/2 of the remaining RSUs vested on March 31, 2025 (the second anniversary of the date of the grant) and the remaining 1/2 are scheduled to vest on March 31, 2026 (the third anniversary of the date of grant), provided that the Named Executive Officer continues to be employed with the Company through the vesting date or otherwise qualifies for accelerated vesting pursuant to the Company's RSU Retirement Policy.

(6)These RSUs were granted on March 28, 2024 and vest equally over 3 years provided that the Named Executive Officer continues to be employed with the Company through the vesting date or otherwise qualifies for accelerated vesting pursuant to the Company's RSU Retirement Policy. 1/3 of the RSUs vested on March 31, 2025.

(7)Equity inducement grant awarded to Mr. Stenberg on his start date.

POTENTIAL PAYMENTS UPON TERMINATION

At December 31, 2024, the following agreements contain provisions whereby a Named Executive Officer may receive a payment following termination of employment or a change in control of the Company:

•Stenberg Employment Agreement
•Executive Change in Leadership Agreements (Mr. Conklin and Ms. Kinlaw)
•Equity Grant Agreements

Stenberg Employment Agreement

The following table shows the estimated Termination Payment Mr. Stenberg would have become entitled to under the terms of the Stenberg Employment Agreement had his employment terminated on December 31, 2024. For purposes of this table:

Accrued Amounts = $28,846. Reflects cash payment equal to the paid time out accrued but not used as of 12/31/2024. No other Accrued Amounts would be due because: (i) earned but unpaid Base Salary = $0 as full Base Salary for 2024 was paid as of December 31, 2024; and (ii) Mr. Stenberg was not employed in 2023 and thus no prior year Annual Bonus would have been owed.

Base Salary = $500,000

Annual Bonus = $400,000; Pro-Rated Annual Bonus = $400,000

Long-Term Incentive (LTI) = $450,000; Pro-Rated LTI = $450,000

Assumes business expenses had been fully reimbursed.

Benefits Continuation = $1,328.54 / month through June 30, 2027; total $39,856

Termination Reason	Amount
Death or Disability (1)	$878,846
Board Discretion (2)	$1,128,846
For Good Reason (3)	$2,273,846
Without Cause, Board Discretion or For Good Reason Following a Change in Control or Without Cause or Board Discretion in Anticipation of a Change in Control (4)	$3,073,846
Any other reason (5)	$28,846

(1)Payment reflects (i) Accrued Amounts, (ii) Pro-Rated Annual Bonus, (iii) Pro-Rated LTI.

(2)Other than In Anticipation of a Change of Control or Following a Change in Control. Payment reflects (i) Accrued Amounts, (ii) Pro-Rated Annual Bonus, (iii) Pro-Rated LTI, (iv) 6-months additional Base Salary

(3)Other than within one year following a Change in Control. Payment reflects (i) Accrued Amounts; (ii) 50% of the Pro-Rated Annual Bonus, (iii) 50% of the Pro-Rated LTI, (iv) 50% of the remaining Base Salary due, (v) immediate vesting of unvested equity awards outstanding, and (v) Benefits Continuation through June 30, 2027. Assumes Mr. Stenberg signed the Release. Base Salary would be paid out over remainder of Term. Vesting of equity awards calculated by multiplying outstanding equity awards by $4.01, the closing price of Citizens' stock on December 31, 2024.

(4)Payment reflects: (i) Accrued Amounts; (ii) Pro-Rated Annual Bonus, (iii) Pro-Rated LTI, plus (iv) two times the Base Salary, plus (v) two times the most recent Annual Bonus, plus (vi) immediate vesting of all unvested equity awards outstanding, plus (vii) Benefits Continuation through June 30, 2027. Assumes Mr. Stenberg signed the Release. Base Salary and Annual Bonus would be paid out over remainder of Term. Vesting of equity awards calculated by multiplying outstanding equity awards by $4.01, the closing price of Citizens' stock on December 31, 2024.

(5)Reflects payment of accrued, but unused PTO.

Executive Change in Leadership Agreements

On November 3, 2023, the Company entered into an Executive Change in Leadership Agreement (the “Change in Leadership Agreement”) with each of its executive officers serving at that time (other than Mr. Shields). The Compensation Committee and the Board determined that the Change in Leadership Agreement would, among other things, help preserve leadership continuity in light of the Company’s search for a new Chief Executive Officer.

Pursuant to the Change in Leadership Agreements, a Named Executive Officer would become entitled to a payment if, within one year of November 3, 2023 there is a Change in Leadership (meaning the replacement of Gerald W. Shields with a new Chief Executive Officer) or a Change of Control; AND, the executive officer is terminated without Cause within one year of the Change in Leadership or Change of Control.
Because a in Leadership occurred on July 1, 2024, the Change in Leadership Agreements are in effect until July 1, 2025, the one year anniversary of the Change in Leadership. Accordingly, the following table shows the estimated Termination Payment each Named Executive Officer would have become entitled to under the terms of the Change in Leadership Agreement had his or her employment had been terminated without Cause on December 31, 2024.

Benefits	Jeffery P. Conklin	Sheryl Kinlaw
6-month base salary	$215,000	$175,000
6-months COBRA	$8,445	$4,220
Pro-rata (365 / 365) payout of target bonus	$170,000	$150,000
Acceleration of vesting of outstanding RSUs and PSUs (1)	$713,825	$591,616
Total	$1,107,270	$920,836

(1)The dollar amounts are determined by multiplying the number of shares subject to the accelerated RSUs and PSUs by $4.01, the closing price of the Company’s Class A common stock on December 31, 2024.

Equity Grant Agreements

Pursuant to the terms of the award agreements for RSUs and PSUs granted to recipients under our Omnibus Incentive Plan, certain RSUs or PSUs, as applicable, will become vested on an accelerated basis in connection with the resignation, retirement or other termination of such participant, or upon termination or change in responsibilities following a change in control. See "Outstanding Equity Awards at 2024 Year-End" on page 43 to see the number of shares and market value that each Named Executive Officers would have become entitled to receive had their employment been terminated on December 31, 2024 in connection with such an event.

PAY VERSUS PERFORMANCE

The following information is provided pursuant to the SEC pay versus performance disclosure requirements set forth for Smaller Reporting Companies in Item 402(v) of Regulation S-K (the "Pay Versus Performance Rule"). The amounts reported as “Compensation Actually Paid” do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer or our non-CEO Named Executive Officers and differ from the compensation amounts disclosed elsewhere in this proxy statement.

(a) Year (1)	(b) Summary compensation table total for CEO Gerald W. Shields	(b) Summary compensation table total for CEO Jon Stenberg	(c) Compensation actually paid to CEO Gerald W. Shields (2)	(c) Compensation actually paid to CEO Jon Stenberg (3)	(d) Average summary compensation table total for non-CEO executive officers	(e) Average compensation actually paid to non-CEO executive officers (4)	(f) Value of initial fixed $100 investment based on Total Shareholder Return (5)	(h) Net Income (in thousands)	(i) Adjusted Operating Income (in thousands) (6)
2024	$956,177	$1,435,263	$989,823	$1,781,205	$842,194	$1,002,708	$75.52	$14,912	$21,310
2023	$1,400,740	$—	$1,336,131	$—	$605,912	$598,909	$50.66	$24,437	$26,631
2022	$1,354,000	$—	$1,350,015	$—	$583,257	$473,173	$40.11	$26,007	$36,103

(1)Gerald W. Shields was the CEO from 2022 through June 2024. Jon Stenberg was CEO beginning July 1, 2024. The other executive officers in 2024 were Jeffery P. Conklin and Sheryl Kinlaw; and in 2023 and 2022 were: Jeffery P. Conklin, Sheryl Kinlaw, Robert M. Mauldin III, and Harvey J.L. Waite.

(2)Compensation Actually Paid to Mr. Shields in each applicable year is calculated as follows:

Year	Summary Compensation Table Total for CEO	LESS Grant Date Fair Value of Equity Awards Granted During Applicable Year (as reflected in Summary Compensation Table)	PLUS Year-End Fair Value of Equity Awards Granted During Applicable Year that are Outstanding and Unvested at end of Applicable Year	PLUS Fair Value as of Vesting Date for Equity Awards Granted and Vested During Same Year	PLUS Change in Fair Value as of the Vesting Date from the End of the Prior Fiscal year of Any Prior Year Awards that Vested During Applicable Year	EQUALS Compensation Actually Paid
2024	$956,177	$162,308	$—	$206,298	$(10,345)	$989,823
2023	$1,400,740	$234,999	$170,390	$—	$—	$1,336,131
2022	$1,354,000	$—	$—	$—	$(3,985)	$1,350,015

(3)Compensation Actually Paid to Mr. Stenberg in each applicable year is calculated as follows:

Year	Summary Compensation Table Total for CEO	LESS Grant Date Fair Value of Equity Awards Granted During Applicable Year (as reflected in Summary Compensation Table)	PLUS Year-End Fair Value of Equity Awards Granted During Applicable Year that are Outstanding and Unvested at end of Applicable Year	PLUS Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	PLUS Change in Fair Value as of the Vesting Date from the End of the Prior Fiscal year of Any Prior Year Awards that Vested During Applicable Year	EQUALS Compensation Actually Paid
2024	$1,435,263	$625,964	$971,906	$—	$—	$1,781,205

(4)The Average Compensation Actually Paid to the non-CEO executive officers in each applicable year is calculated as follows:

Year	Average Summary Compensation Table Total for non-CEO named executive officers	LESS Average of Grant Date Fair Value of Equity Awards Granted During Applicable Year (as reflected in Summary Compensation Table)	PLUS Average of Year-End Fair Value of Equity Awards Granted During Applicable Year that are Outstanding and Unvested at end of Applicable Year	PLUS Average of Change in Fair Value as of Year-End of Any Prior-Year Awards that Remain Unvested as of Year-End	PLUS Average of Change in Fair Value as of the Vesting Date from the End of the Prior Fiscal year of Any Prior Year Awards that Vested During Applicable Year	EQUALS Average of Compensation Actually Paid
2024	$842,194	$276,294	$412,326	$30,793	$(6,311)	$1,002,708
2023	$605,912	$107,500	$77,945	$11,148	$11,404	$598,909
2022	$583,257	$72,790	$36,571	$(53,814)	$(20,051)	$473,173

(5)Calculated by determining the number of shares that $100 would have purchased on December 31, 2021 ($100 divided by $5.31, which was the closing price of our Class A Common Stock on such date) and then multiplying that share amount by the closing price on the last day of each of the applicable years to determine the value of the $100 investment at the end of each applicable year.

(6)    Adjusted Operating Income is a non-GAAP measure that is computed as pre-tax GAAP operating income, with discrete adjustments that exclude net investment related gains (losses) and income and loss from ceased businesses. Management believes that this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors and are not indicative of operating trends. Management believes that the pre-tax metric is a more useful comparison than the post-tax metric, as the Company’s effective tax rate can fluctuate significantly from quarter-to-quarter. Adjusted Operating Income is calculated as follows:

For the years ended
Unaudited (In thousands)	2024	2023	2022

Adjusted Operating Income
Income before federal income tax	$14,980	$26,174	$27,377
Less:
Excluded investment related gains (losses)	(2,626)	760	(10,291)
Excluded property insurance business income (loss)	(204)	(1,217)	1,565
Legal fee accrual	(3,500)	—	—
Total adjustments	(6,330)	(457)	(8,726)
Adjusted income (loss) before federal income tax	$21,310	$26,631	$36,103

Relationship Between Compensation Actually Paid and our Total Shareholder Return

Our stock price performance is not one of the elements used in determining Compensation Actually Paid to our executive officers. However, the amount of Compensation Actually Paid to our executive officers aligns with the Company's Total Shareholder Return (TSR) due to the fact that a portion of the compensation paid to our executive Officers is comprised of equity awards. As the TSR has increased in each year presented, the amount of Compensation Actually Paid to our Named Executive Officers also increased due to these equity awards.

Year	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Summary Compensation Table Total for CEO and Average of Other Executive Officers (column b+d above)	Compensation Actually Paid to CEO and Average of Other Executive Officers (column c+e above)	Difference
2024	$75.52	$3,233,634	$3,773,736	$540,102
2023	$50.66	$2,006,652	$1,926,040	$(80,612)
2022	$40.11	$1,937,257	$1,823,188	$(114,069)

Relationship Between Compensation Actually Paid and our Net Income (GAAP and Non-GAAP)

GAAP and non-GAAP net income (Adjusted Operating Income) are measures of our overall profitability that we believe are factors that can drive our stock price performance. However, Compensation Actually Paid is less sensitive to our annual GAAP income because management and our Board of Directors do not believe that our GAAP income is a meaningful number in allowing investors to evaluate underlying profitability. Rather, we believe that Adjusted Operating Income is a better tool to allow investors to evaluate profitability and enhance comparability across periods. Accordingly, pre-tax income is one of the four elements of the Annual Bonus Opportunity (described above).

Year	Net Income (in thousands)	Adjusted Operating Income (Loss) (in thousands)	Non-Equity Incentive Plan Compensation Paid to CEO and all Other Executive Officers (from Summary Compensation Table) (in thousands)
2024	$14,912	$21,310	$924
2023	$24,437	$26,631	$802
2022	$26,007	$36,103	$1,110

The decrease in Adjusted Operating Income from 2022 to 2023 is the primary reason that the non-equity incentive plan compensation paid to our executive officers was lower in 2023 than 2022. Non-equity incentive plan compensation paid in 2024 was higher than 2023 due to our CEO transition, as Mr. Stenberg served as President for a portion of the year while Mr. Shields was still CEO.

STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table provides information as of April 21, 2025, on the beneficial ownership of our Class A common stock by (1) each of our directors and nominees, (2) each of the other Named Executive Officers and (3) all of our directors and Named Executive Officers as a group.

Each person listed below has sole voting and investment power for all shares held by such person.

The address for each person listed below is: Citizens, Inc., 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Directors and Nominees
Peter M. Carlson	0	*
Christopher W. Claus	58,358	*
Cynthia H. Davis	31,356	*
Jerry D. Davis, Jr.	55,290	*
Dr. Terry S. Maness	34,129	*
J. Keith Morgan	80,147	*
Jon Stenberg	273,379	0.5%
Mary Taylor	33,370	*

Jeffery P. Conklin	169,467	0.3%
Sheryl Kinlaw	66,789	*
Directors and named executive officers as a group
(10 individuals)	802,285	1.6%
    *    Less than 0.3%.

(1)Based on 50,149,966 shares of Class A common stock outstanding as of April 21, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Except as otherwise noted, the following table provides information as of April 21, 2025, with respect to the number of shares of our Class A common stock owned by each person known by the Company to be the beneficial owner of more than 5 percent of our Class A common stock.

NAME OF BENEFICIAL OWNER	CLASS A SHARES OWNED	PERCENT OF CLASS (1)
Galindo, Arias & Lopez (as trustee of four non-U.S. trusts and/or record holder) c/o Gala Trust and Management Services, Inc., Scotia Plaza, 9th Floor, Federico Boyd Avenue 18 and 51 Street, Panama 5 Republic of Panama	4,121,765	8.3%

(1)Based on 50,149,966 shares of Class A common stock outstanding as of April 21, 2025.

The information is based on a Schedule 13G/A filed by Galindo, Arias & Lopez (“GA&L”), Gala Trust and Management Services, Inc. (“Gala Management”) and GAMASE Insureds Trust (“Gamase,” and together with GA&L and Gala Management, “GALA”) with the SEC on February 4, 2019, reporting beneficial ownership as of December 31, 2018. GALA has not filed a Schedule 13G/A with the SEC regarding ownership of the Company’s stock since such date. As of such date, the reporting persons reported that GA&L has shared dispositive power with respect to 4,121,765 shares of Class A common stock, Gala Management has shared dispositive power with respect to 2,787,731 shares of Class A common stock and Gamase has shared dispositive power with respect to 2,526,980 shares of Class A common stock.

The ownership percentages set forth in this column are based on the assumption that GALA continued to own the number of shares reflected in the table above on such date.

To our knowledge, GA&L is the sole owner of Gala Management and Regal Trust (BVI) Ltd. (“Regal”), who serves as trustee for trusts that hold shares of the Company’s Class A common stock. Gala Management serves as trustee of Gamase, which holds 2,526,980 shares, and as trustee of an additional trust that holds 260,751 shares of our Class A common stock, making Gala Management the indirect beneficial owner of 2,787,731 shares. Regal serves as trustee of two trusts, one of which holds 1,101,321 shares of Class A common stock and the other of which holds 232,713 shares, making Regal the indirect beneficial owner of 1,334,034 shares. As sole owner of Gala Management and Regal, GA&L is deemed to beneficially own all shares beneficially owned by them, or a total of 4,121,765 shares of the Company’s outstanding Class A common stock.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

ANNUAL MEETING

The Annual Meeting will be held at the Company’s principal executive office at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758 on Tuesday, June 17, 2025, at 10:00 a.m. Central Time.

ATTENDING THE ANNUAL MEETING
If you plan on attending the Annual Meeting in person, you will be required to present a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of Common Stock will be verified against the list of shareholders of record as of the Record Date prior to being allowed to enter the Annual Meeting. If you are a beneficial owner and hold your shares of Common Stock in “street name” (i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee), you will need to provide evidence of beneficial ownership as of the Record Date, such as an account statement or letter from the shareholder of record (i.e., your broker, bank or other nominee), and a copy of the voting instruction form provided by the shareholder of record.

Seating at the Annual Meeting will begin at 9:45 a.m. (Central Time) on June 17, 2025. We suggest arriving at least 30 minutes early to the Annual Meeting to allow sufficient time to complete the admission process. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Admission will close five minutes before the Annual Meeting begins. If you do not provide a valid, government-issued photo identification or do not comply with the other procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove from the Annual Meeting persons who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

PROXY MATERIALS

The proxy materials for the Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery pursuant to SEC rules. On or about April 30, 2025, we mailed to our shareholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” (the “notice”) containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our shareholders and reduces our cost of producing and mailing the full set of proxy materials. If you receive a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote over the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request. The notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by e-mail.

Our proxy materials are also available on our website at www.citizensinc.com. If you vote by Internet, simply go to www.envisionreports.com/cia and follow the prompts regarding electronic distribution consent on that site.

PROXY SOLICITATION

Citizens is soliciting your proxies on our own behalf and will bear all expenses incurred in connection with the solicitation of proxies. We have not engaged a proxy solicitor for the 2025 Annual Meeting to assist with the solicitation of proxies. Our directors, officers and employees, along with our external Investor Relations consultant, may solicit proxies by mail or email, telephone and personal contact. They will not receive any additional compensation for these activities. We will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries for their costs in forwarding proxy materials to beneficial owners of our Class A common stock.

VOTING

Each share of the Company’s Class A common stock may cast one vote on each matter. Only shareholders of record at the close of business on April 21, 2025 are entitled to vote at the Annual Meeting. As of the Record Date, we had 50,149,966 shares of Class A common stock outstanding and entitled to vote and 0 shares of Class B common stock outstanding and entitled to vote. Our Class B common stock is classified as authorized but unissued stock and will not be voted at any shareholder meeting while it is classified in such status. If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “Beneficial Owner” of those shares and should respond to the communication you receive from the holder of record as soon as possible so your shares can be represented at the Annual Meeting.

VOTING PROCEDURES

Shareholders of record may vote using any of the methods listed below. If you vote in advance (methods 1, 2 or 3), we must receive your vote by 11:59 p.m. Eastern Time on June 16, 2025.

1.    BY MAIL: If you requested printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.    BY TELEPHONE: Call toll-free (800) 652-VOTE (8683).

•Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

•Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the recorded message provides you.

3.     ONLINE: http://www.envisionreports.com/cia OR use the QR code on your proxy card.

•Use the Internet to vote your proxy 24 hours a day, 7 days a week.

•Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.    IN PERSON: You may vote in person at the Annual Meeting. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Annual Meeting.

If your shares are held in a bank or brokerage account, your bank or broker will provide you with materials and instructions for voting your shares. Please check with your bank or broker and follow the voting procedures they provide to vote your shares.

If you have any questions or require assistance with voting your shares, you may also contact Citizens Investor Relations at CIA@darrowir.com or +1 (703) 297-6917.

REVOCATION OF PROXIES
A shareholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by:
•giving written notice of revocation to the Secretary of the Company;
◦if before the commencement of the Annual Meeting to the person serving as Secretary at the Annual Meeting site; or
◦if delivered before the date of the Annual Meeting, the Secretary of the Company at Citizens’ offices at 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758;
•delivering no later than the commencement of the Annual Meeting a properly-executed, later-dated proxy; or
• voting in person at the Annual Meeting.

CITIZENS, INC. STOCK INVESTMENT PLAN PARTICIPANTS
Citizens Stock Investment Plan (“SIP”) participants are shareholders of record and thus have the right to vote all shares of Class A common stock credited to their SIP account in person or by proxy. Each SIP participant’s proxy card includes the participant’s whole or fractional shares of the Company’s Class A common stock which such participant has the right to vote. A participant’s shares will not be voted unless a participant or the participant’s proxy votes them. As described below, the SIP administrator may submit a participant’s unvoted shares at a shareholder meeting, solely for purposes of establishing a quorum, unless the participant objects by notifying us in writing. For more information about the SIP, please see the SIP prospectus contained in the Company's Registration Statement on Form S-3 (Registration No. 333-283406) filed with the SEC on November 22, 2024.

QUORUM
At the Annual Meeting, a quorum will require the presence, in person or by proxy, of the holders of a majority of the voting power represented by our shares of Class A common stock entitled to vote. Proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining quorum. Additionally, unless a SIP participant notifies the Company in writing that it elects to withhold the SIP administrator’s authority, the plan administrator is deemed to have the written authorization to appear in person or by proxy at any annual or special meeting of shareholders of the Company and to submit the participant’s unvoted shares at the meeting for the sole purpose of determining a quorum. If a quorum is not present or represented at the meeting, the shareholders entitled to vote have the power to adjourn or recess the meeting without notice, other than announcement at the meeting, until a quorum is obtained.  At a reconvened meeting where a quorum is obtained, any business may be transacted which might have been transacted at the meeting as originally noticed.

VOTING REQUIREMENTS
For Proposal No. 1 (Election of Directors), you may vote “FOR” or “AGAINST” for each nominee, or “ABSTAIN” from voting. Under the Company’s Bylaws, as permitted by Colorado law, director nominees with the highest number of votes cast “FOR” their election will be elected to the Board. Cumulative voting is not permitted. Director nominees receiving the highest number of votes cast “FOR” their election by the shareholders will be elected to the Board of Directors. Votes that are withheld or voted in abstention will be excluded entirely from the vote and will have no effect other than for purposes of establishing quorum. According to NYSE Rule 452, as amended, brokers who have not received instructions from their customers in uncontested elections may not vote shares held in street name in the election of directors, and in certain other matters. Therefore, regardless of the number of shares you hold or whether you cast a vote, providing your properly executed proxy is very important.
Under our Director Resignation Policy, if a director receives more “against” votes than “for” votes, such director will be required to submit his or her resignation for Board consideration.
For Proposal No. 2 (Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2025), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. Such proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote.
For Proposal No. 3 (Approval, on a non-binding advisory basis of executive compensation), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting. Each proposal requires for approval that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. For these votes, abstentions and broker non-votes will be disregarded and will have no impact on the vote. Because your votes on executive compensation are advisory, they will not be binding upon the Company or the Board. However, the Compensation Committee will consider the outcome of the votes when considering future executive pay.

OTHER INFORMATION

ADDITIONAL SHAREHOLDER MATTERS

OTHER BUSINESS

Our Bylaws require shareholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and the Company has not received any such notice. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

A shareholder who seeks to have a proposal included in our Proxy Statement for our 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal so that it is received by the Secretary of the Company at the mailing address below no later than December 31, 2025. Any submission must comply with all the requirements of Rule 14a-8 applicable to shareholder proposals.

Additionally, the Company’s Bylaws require advance written notice from a shareholder seeking to present any nominations for election to the Board of Directors or proposals for any other business to be considered at the 2026 Annual Meeting of Shareholders that will not be included in the Company's Proxy Statement. Pursuant to the Bylaws, notice must be received by the Secretary of the Company at the mailing address for our principal executive offices no earlier than 5:00 pm Central Time on February 17, 2026, and no later than 5:00 pm Central Time on March 19, 2026. The notice must include all of the information required by the Company’s Bylaws.

The mailing address to send a shareholder proposal or nomination for election to the Board is:
Citizens, Inc.
Attn: Secretary / Chief Legal Officer
11815 Alterra Parkway, Floor 15
Austin, TX 78758

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested proponents submit their proposals by certified mail-return receipt requested.

DELINQUENT SECTION 16(a) REPORTS

On February 20, 2024, a Form 4/A was filed for Gerald Shields, a director and at the time, our Chief Executive Officer. This Form 4/A amended a Form 4 that was filed on November 14, 2022, which reported a purchase of 24,769 shares of Citizens Class A Common Stock. The actual amount of shares purchased on such date was 29,182. Mr. Shields did not sell any of these shares. There were no other reports or transactions that were not reported on a timely basis.

ANNUAL REPORT ON FORM 10-K
The Annual Report, which includes our Annual Report on Form 10-K and accompanies this Proxy Statement, is not considered a part of the proxy solicitation material. We will furnish to any shareholder, without charge, a copy of our Annual Report, as filed with the SEC. A request for the report can be made in writing to the Secretary of the Company at the address above. The Form 10-K and other public filings are also available through the SEC’s website at www.sec.gov and on our website at www.citizensinc.com.

HOUSEHOLDING

The SEC rules allow us, subject to certain conditions, to send only one Proxy Statement and Annual Report or Notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently.

If you are a Citizens, Inc. shareholder who resides in the same household with another Citizens, Inc. shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address and wish to receive a separate or single proxy statement and annual report or notice for each account, please contact our transfer agent, Computershare.

Computershare Investor Services
P. O. Box 505000
Louisville, KY 40233-5000

Shareholder Services Number(s): 877-785-9659
(toll free within the USA, US territories & Canada)
or
1-781-575-4621 (International Direct Dial)

Investor Centre™ portal: www.computershare.com/investor

You may revoke your consent at any time by contacting Computershare using the same contact information as set forth above.

Citizens, Inc. 2025 Proxy Statement

CITIZENS VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/cia or scan the QR code — login details are located in the shaded bar below.

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/cia

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends a vote FOR all the Director nominees listed, and FOR Proposals 2 and 3.

1. Election of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Peter M. Carlson	☐	☐	☐	02 - Christopher W. Claus	☐	☐	☐	03 - Cynthia H. Davis	☐	☐	☐
04 - Jerry D. Davis, Jr.	☐	☐	☐	05 - Terry S. Maness	☐	☐	☐	06 - J. Keith Morgan	☐	☐	☐
07 - Jon Stenberg	☐	☐	☐	08 - Mary Taylor	☐	☐	☐				

	For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation of the company's Named Executive Officers as disclosed in the proxy statement.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

0452ZB

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cia

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy - Citizens, Inc.

Notice is hereby given that the 2025 Annual Meeting of Shareholders of Citizens, Inc. will be held Tuesday, June 17, 2025, at 10:00 a.m., Central Daylight Time, at **11815 Alterra Parkway, Suite 1500, Austin, TX 78758, for the purposes stated on the reverse side of this proxy.**

The undersigned hereby appoints the President and Secretary of Citizens, Inc. (the "Proxies"), each of them, with full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2025 Annual Meeting of Shareholders of Citizens, Inc., to be held on June 17, 2025 or at any postponement or adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Shares represented by properly executed proxies received by us prior to the meeting will be voted as specified thereon. If a proxy fails to specify how it is to be voted on any proposal, any proxy that is given and not revoked will be voted in accordance with the recommendations of the Company's Board of Directors FOR all the Director nominees listed, and FOR Proposals 2 and 3. It is important, regardless of the number of shares you hold, that your stock be represented at the meeting by a signed proxy card or personal attendance.

(Items to be voted appear on reverse side)

Executive Offices: 11815 Alterra Parkway, Suite 1500, Austin, Texas 78758

C Non-Voting Items

Change of Address — Please print new address below.